Exhibit 99.2

December 12, 2012

Dear PFX Bondholder:

We are writing about a recent development affecting your holding of The Phoenix Companies, Inc. 7.45% Quarterly Interest Bonds due 2032 (CUSIP 71902E 20 8) (NYSE:PFX), and to request your one-time consent to amend the indenture governing the bonds and provide a related waiver. The approval of the amendments and waiver will allow Phoenix to extend the date for providing our third quarter 2012 Form 10-Q to the bond trustee and will not alter our current obligation to pay principal and interest on the bonds as provided for in the indenture.

As you might have read, Phoenix is restating financial statements for several prior periods and, as a result, delayed filing its third quarter 2012 Form 10-Q with the SEC. That delay prevented Phoenix from filing the required Form 10-Q with the bond trustee within 15 days after the SEC filing deadline. We intend to file our third quarter 2012 Form 10-Q with the SEC prior to the timely filing of our year-end 2012 Form 10-K. The SEC’s deadline for the Form 10-K is March 18, 2013.

We encourage you to review this Consent Solicitation Statement, which provides much more detail about the bond indenture, the amendments and waiver, and what consenting to it would mean to you. Here is a summary of the main points:

•	The current indenture governing the bonds requires Phoenix to provide the bond trustee with quarterly financial statements within 15 days after the SEC filing deadline. Our delay in providing the third quarter 2012 report triggered a notice of default from the bond trustee.

•	The amendments to the indenture and waiver of the default will allow Phoenix to extend the date for the third quarter 2012 report until March 31, 2013 and fix, or “cure,” the default.

•	If the consent solicitation is successful, bondholders will be compensated for their consent in the amount of $0.0625 for each $25 in principal amount.

•	Your consent is very important, because the amendments and waiver will become effective only if we receive consents from holders representing a majority of the outstanding principal amount of the bonds.

Enclosed you will find a Consent Form. If you have any questions or need help with voting, please call our Information and Tabulation Agent, D.F. King & Co., Inc., at 1-800-829-6551 or call your broker or bank where your bonds are held. General questions also may be directed to our Solicitation Agent, Morgan Stanley & Co. LLC, at 1-800-624-1808.

Sincerely,

The Phoenix Companies, Inc.

One American Row

P.O. Box 5056

Hartford, CT 06102-5056

www.phoenixwm.com

THE PHOENIX COMPANIES, INC.
CONSENT SOLICITATION STATEMENT

Solicitation of Consents to Amendments to Indenture and Waiver
With Respect to the
$300,000,000 7.45% Quarterly Interest Bonds due 2032 (CUSIP 71902E 20 8) (NYSE:PFX)
In Consideration of a Consent Fee of $0.0625 per $25 principal amount of the Securities

This Solicitation with respect to the Securities will expire at 5:00 p.m., New York City time, on January 15, 2013 (or such date and time to which we may extend it with respect to the Securities from time to time, the “Expiration Date”).

The Phoenix Companies, Inc. (“we” or the “Company”) is hereby soliciting (this “Solicitation”) a one-time consent (with the accompanying form of Consent, the “Consent”) of holders of our 7.45% Quarterly Interest Bonds due 2032 (CUSIP 71902E 20 8) (the “Securities”) to certain amendments to the indenture, dated as of December 27, 2001 (the “Indenture”), between the Company, as issuer, and U.S. Bank, as successor trustee to SunTrust Bank (the “Trustee”), governing the Securities as further described herein (the “Proposed Amendments”), subject to the terms and conditions set forth in this Consent Solicitation Statement (this “Statement”) and the Consent. Each Holder that delivers a Consent will also be waiving certain defaults that may have occurred before the Proposed Amendments become effective (the “Proposed Waiver”). Other than defaults under Sections 704 and 1004 of the Indenture described herein, the Company is unaware of any defaults or Events of Default that have occurred under the Indenture as of the date hereof.

As reported on a Current Report on Form 8-K filed November 8, 2012, our management concluded that certain of the Company’s previously issued audited and unaudited financial statements should no longer be relied upon and should be restated because of certain errors in the consolidated statement of cash flows in those financial statements. We also announced that we would not be able to file our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 by its due date (the “Delayed SEC Report”). The reporting covenant in the Indenture relating to the Securities requires us to file with the Trustee, within fifteen (15) days after we are required to file with the United States Securities and Exchange Commission (the “SEC”), copies of the annual reports and of the information, documents and other reports (the “SEC Reports”) that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the SEC thereunder (the “Exchange Act”). This Indenture reporting covenant is referred to in this Statement as the “Reporting Covenant”. Because we have delayed the filing of our Delayed

SEC Report, the Trustee has sent us a notice of default under the Indenture, which has initiated the 60-day cure period provided for in the Indenture.

The Proposed Amendments will effectively provide that, until 5:30 p.m., New York City time on March 31, 2013, any failure to comply with the sections of the Indenture relating to the filing of our Delayed SEC Report and our obligation to deliver any related notice of default to the Trustee will not constitute defaults under the Indenture, and that our filing of the Delayed SEC Report on a delayed basis on or prior to March 31, 2013 would satisfy our obligations under the Reporting Covenant. The Proposed Waiver will provide that any and all defaults and Events of Default that will have occurred under the Indenture prior to the effectiveness of the Proposed Amendments are waived. As previously announced, it is our current intention to file the Delayed SEC Report with the SEC on or before March 18, 2013. See “Rationale for the Solicitation.”

In connection with the Proposed Amendments, the Company and the Trustee will enter into a supplement to the Indenture containing the Proposed Amendments (the “Supplemental Indenture”). See “The Proposed Amendments and Proposed Waiver.” Subject to the terms and conditions described herein, the Consent, including the waivers contained therein, will become effective following receipt by the Company of Consents from Holders of a majority in principal amount of the outstanding Securities (excluding any Securities held by the Company or its affiliates) (the “Requisite Consents”).

If the Requisite Consents have been received on or before the Expiration Date and the Company has notified the Information and Tabulation Agent (as defined below) that each of the other conditions set forth herein is satisfied, including the execution and delivery of the Supplemental Indenture, the Company will pay to each Holder who has delivered a valid Consent a cash payment equal to $0.0625 per $25 principal amount of Securities to which the Consent relates (the “Consent Fee”). Subject to the conditions herein, the Consent Fee will be paid promptly after the Expiration Date (but no later than ten days after the Expiration Date) by deposit of funds with the Information and Tabulation Agent acting as agent for the Holders for the purpose of receiving payments from us and transmitting such payments to the Holders. With respect to any Consents validly received and accepted from a beneficial holder with holdings in an aggregate principal amount of Securities less than or equal to $250,000, the Company will pay, if applicable, any relevant Retail Processing Dealer (as defined herein) a cash payment equal to $0.0625 per $25 principal amount of Securities to which such Consent relates (the “Retail Processing Fee”). Calculations of the Consent Fee and the Retail Processing Fee will be rounded up to the nearest cent. Holders who do not provide Consent prior to the Expiration Date will not receive the Consent Fee.

This Solicitation is being made to Holders of the Securities. The term “Holders” or “Holder” means those record holders of Securities, and their duly appointed proxies, at 5:00 p.m., New York City time on December 11, 2012 (as the same may be changed from time to time as provided herein, the “Record Date”), as reflected in the records of the Company. As of the Record Date, all $300,000,000 principal amount of the Securities were held of record by The Depository Trust Company (“DTC”) or its nominee on behalf of participants in DTC (“DTC Participants”). DTC has authorized DTC Participants set forth in the position listing of DTC as of the Record Date to execute and deliver Consents as if they were Holders of the Securities held of record in the name of DTC or in the name of its nominee.

In connection with this Solicitation, Holders cannot revoke Consents once delivered. Any Consent received in the circumstance where the Requisite Consents are not obtained by the Expiration Date will automatically terminate and not be effective and no payments of any Consent Fee or Retail Processing Fee will be made. From and after the Expiration Date, assuming we receive the Requisite Consents, each present and future holder of Securities will be bound by the Proposed Amendments and Proposed Waiver.

Capitalized terms used in this Statement that are not otherwise defined herein have the meanings set forth in the Supplemental Indenture or the Indenture, as applicable. Please refer to the marked revisions of the Indenture contained in this Statement that reflect the Proposed Amendments. See “The Proposed Amendments and Proposed Waiver.” Holders may request a copy of the Indenture through the Information and Tabulation Agent.

The Solicitation Agent for this Solicitation is:

MORGAN STANLEY

December 12, 2012

IMPORTANT INFORMATION

Holders should read and carefully consider the information contained herein before deciding whether to give their Consent to the Proposed Amendments and Proposed Waiver.

Only Holders as of the Record Date may execute Consents and consent to the Proposed Amendments and Proposed Waiver. If the Requisite Consents are received by the Expiration Date and the other terms and conditions set forth herein have been met or waived, the Proposed Amendments and Proposed Waiver will be binding on all subsequent transferees of the Securities. If the Record Date is changed, only Holders as of the revised Record Date will be entitled to execute Consents and consent to the Proposed Amendments and Proposed Waiver.

Holders who wish to consent must deliver their properly completed and executed Consent Form to the Information and Tabulation Agent (as defined below) at the address set forth on the back cover of this Statement in accordance with the instructions set forth herein and in the Consent Form. Consents should not be delivered to us, the Trustee or the Solicitation Agent. However, we reserve the right to accept any Consent received by us, the Trustee or the Solicitation Agent. DTC has authorized DTC Participants set forth in the position listing of DTC as of the Record Date to execute and deliver Consents as if they were Holders of the Securities held of record in the name of DTC or in the name of its nominee.

Each beneficial owner of Securities desiring that a Consent be given with respect to such Securities must instruct the Holder of such Securities (i.e., the custodian bank, depositary, broker, trust company or other nominee that holds the Securities on behalf of the beneficial owner and is the DTC Participant with respect to such Securities) to execute a Consent and deliver it to the Information and Tabulation Agent on such beneficial owner’s behalf.

In connection with this Solicitation, Holders cannot revoke Consents once delivered.

Any questions or requests for assistance or for additional copies of this Statement, the Consent or related documents may be directed to D.F. King & Co. Inc., which will act as information agent, tabulation agent and paying agent (in such capacities, the “Information and Tabulation Agent”), at its telephone numbers set forth on the last page hereof. A Holder may also contact Morgan Stanley & Co. LLC (the “Solicitation Agent”) at its telephone numbers set forth on the last page hereof or such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning this Solicitation.

No person has been authorized to give any information or make any representations other than those contained or incorporated by reference in this Statement and, if given or made, such information or representations must not be relied upon as having been authorized by us, the Trustee, the Solicitation Agent, the Information and Tabulation Agent or any other person.

The statements made in this Statement are made as of the date of this Statement and delivery of this Statement or the accompanying materials at any time does not imply that the information herein or therein is correct as of any subsequent date. The information provided in this Statement is based upon information provided solely by us. The Solicitation Agent has not

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independently verified and does not make any representation or warranty, express or implied, or assume any responsibility, as to the accuracy or adequacy of the information contained herein.

This Solicitation is not being made to, and a Consent Form will not be accepted from or on behalf of, a Holder in any jurisdiction in which the making of this Solicitation or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, we may in our discretion take such action as we may deem necessary to lawfully make this Solicitation in any such jurisdiction and to extend this Solicitation to any Holder in such jurisdiction. In any jurisdiction in which the securities laws require this Solicitation to be made by a licensed broker or dealer, this Solicitation will be deemed to be made on behalf of us by the Solicitation Agent or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This Statement has not been filed with or reviewed by any federal or state securities commission or authority of any jurisdiction, nor has any such commission or authority passed upon the accuracy or adequacy of this Statement. Any representation to the contrary is unlawful and may be a criminal offense.

Recipients of this Statement and the Consent should not construe the contents hereof or thereof as legal, business or tax advice. Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning this Statement.

Holders of Securities should not tender or deliver Securities at any time.

YOU SHOULD READ THIS STATEMENT CAREFULLY BEFORE MAKING A DECISION WITH RESPECT TO PROVIDING OR NOT PROVIDING A CONSENT.

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STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The discussion in this Statement may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to trends in, or representing management’s beliefs about our future transactions, strategies, operations and financial results, and often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us. They are not guarantees of future performance. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others:

•	our ability to achieve the anticipated results of this Solicitation, including our ability to obtain the Requisite Consents for the Proposed Amendments and Proposed Waiver or cure the existing breach of the Reporting Covenant within the Cure Period and, if we are unable to cure or to obtain such Consents, the possibility that the requisite number of holders will accelerate the payment obligation of the Securities and the related consequences with respect to our financial statements and our business;

•	the lack of current publicly available information concerning the results of operations and financial condition of the Company;

•	the Company’s ability to produce restated financial results and provide final third quarter and year-end 2012 financial information in the anticipated timeframes, including risks associated with additional issues that may arise during the review being conducted by management and our independent registered public accounting firm and potential adverse effects to the Company’s financial condition and results of operations as a result of any required adjustments to prior period financial statements;

•	if we fail to maintain an effective system of internal control over financial reporting, the accuracy and timing of our financial reporting may be adversely affected and, as previously reported, management will likely conclude that there are one or more material weaknesses in our internal control over financial reporting;

•	the incurrence of significant expenses related to the Restatement, this Solicitation and our failure to timely file the Delayed SEC Report with the SEC and deliver it to the Trustee;

•	the impact that the Restatement, the events which caused the need for this Solicitation, and the Delayed SEC Report may have on our ability to access alternate financing arrangements to fund our ongoing operations, particularly in the event the payment obligation with respect to the Securities is accelerated as provided in the Indenture;

•	the impact of our limited ability to register our securities for offer and sale until we have filed with the SEC the Delayed SEC Report and the filings contemplated to be made to effect the Restatement and we otherwise are current with our relevant SEC filing obligations;

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•	the impact of downgrades in our debt or financial strength ratings;

•	the impact of PHLVIC’s financial restatement process, the Restatement, and the events that caused the need for this Solicitation on the level of regulatory scrutiny on the Company and its subsidiaries;

•	the impact, which may be adverse, on the market value of the Securities if the Requisite Consents are received and the Proposed Amendments and Proposed Waiver are given effect;

•	unfavorable general economic developments including, but not limited to, specific related factors such as the performance of the debt and equity markets;

•	the potential adverse effect of interest rate fluctuations on our business and results of operations;

•	the impact on our results of operations and financial condition of any required increase in our reserves for future policyholder benefits and claims if such reserves prove to be inadequate;

•	the possibility that mortality rates, persistency rates, funding levels or other factors may differ significantly from our assumptions used in pricing products;

•	the effect of limited access to external sources of liquidity and financing as a result of, among other things, the Restatement and the events which caused the need for this Solicitation;

•	the effect of guaranteed benefits within our products that protect policyholders against significant downturns in equity markets may decrease our earnings, increase the volatility of our results if hedging strategies prove ineffective, result in higher hedging costs and expose us to increased counterparty risk, which may have a material adverse effect on our results of operations, financial condition and liquidity;

•	potential exposure to unidentified or unanticipated risk that could adversely affect our businesses or result in losses;

•	the consequences related to variations in the amount of our statutory capital could adversely affect our business;

•	the possibility that we may not be successful in our efforts to implement a business plan focused on new market segments;

•	changes in our investment valuations based on changes in our valuation methodologies, estimations and assumptions;

•	the availability, pricing and terms of reinsurance coverage generally and the inability or unwillingness of our reinsurers to meet their obligations to us specifically;

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•	our ability to attract and retain key personnel in a competitive environment;

•	our dependence on third parties to maintain critical business and administrative functions;

•	the strong competition we face in our business from banks, insurance companies and other financial services firms;

•	our reliance, as a holding company, on dividends and other payments from our subsidiaries to meet our financial obligations and pay future dividends, particularly since our insurance subsidiaries’ ability to pay dividends is subject to regulatory restrictions;

•	the potential need to fund deficiencies in our closed block;

•	tax developments may affect us directly or indirectly through the cost of, the demand for or profitability of our products or services;

•	the possibility that the actions and initiatives of the federal and state governments, including those that we elect to participate in, may not improve adverse economic and market conditions generally or our business, financial condition and results of operations specifically;

•	regulatory developments or actions may harm our business;

•	legal actions could adversely affect our business or reputation;

•	potential future material losses from our discontinued reinsurance business;

•	changes in GAAP accounting standards;

•	the expected benefits of the reverse stock split may not be realized or maintained; and

•	other risks and uncertainties described in this Statement or in any of our filings with the SEC.

Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.” You are urged to carefully consider all such factors. We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this Statement even if such results changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this Statement such statements or disclosures will be deemed to modify or supersede such statements in this Statement.

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THE PHOENIX COMPANIES, INC.

Overview

We are a holding company incorporated in Delaware. Our operating subsidiaries provide life insurance and annuity products through independent agents and financial advisors. Our policyholder base includes both affluent and middle market consumers, with our more recent business concentrated in the middle market. Most of our life insurance in force is permanent life insurance (whole life, universal life and variable universal life) insuring one or more lives. Our annuity products include deferred fixed and variable annuities with a variety of death benefit and guaranteed living benefit options.

We believe our competitive strengths include:

•	competitive and innovative products;
•	underwriting and mortality risk management expertise;
•	ability to develop business partnerships; and
•	value-added support provided to distributors by our wholesalers and operating personnel.

Since 2009, we have focused on selling products and services that are less capital intensive and less sensitive to our ratings. In 2011 and the first six months of 2012, our product sales were primarily in fixed indexed annuities. Sales of other insurance companies’ policies were expanded through our distribution subsidiary, Saybrus Partners, Inc. (“Saybrus”).

We operate two businesses segments: Life and Annuity and Saybrus. The Life and Annuity segment includes individual life insurance and annuity products, including our closed block. Saybrus provides dedicated life insurance and other consulting services to financial advisors in partner companies, as well as support for sales of our product line through independent distribution organizations.

For additional information about us, please see our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC, and our other periodic reports each of which are available free of charge from the SEC or from our website. However, neither such Form 10-K or such other periodic reports, nor any information on our website are incorporated by reference in, or deemed to be part of, this Statement.

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RECENT DEVELOPMENTS

Restatements

As previously reported under Item 4.02 of the Current Report on Form 8-K filed with the SEC on November 8, 2012 (the “November 8 Form 8-K”), on November 7, 2012, our management concluded that the Company's previously issued audited financial statements for the years ended December 31, 2011, 2010 and 2009 included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 and the unaudited financial statements for the quarterly periods ended June 30, 2012, March 31, 2012 and September 30, June 30 and March 31 of 2011 included in the Company's Quarterly Reports on Form 10-Q (the “Previously Issued Financial Statements”) filed with the SEC, should no longer be relied upon and should be restated (the “Restatements”) because of certain errors in the consolidated statement of cash flows in those financial statements. As we reported in the November 8 Form 8-K, (i) management evaluated these errors and determined that they had a material impact on the Previously Issued Financial Statements, and (ii) the errors to be corrected by the Restatements are not expected to have a material impact on the financial results of the Company’s insurance company subsidiaries prepared in accordance with Statements of Statutory Accounting Principles and filed with the state insurance regulators, or the subsidiaries’ risk based capital computations, for any of the periods noted.

As we reported in the November 8 Form 8-K, during the preparation of the Company’s Form 10-Q for the period ended September 30, 2012, certain errors were identified in the Company’s consolidated statement of cash flows for the nine months ended September 30, 2012, as well as for previously reported periods. These errors consisted of (i) the incorrect classification of deposits and withdrawals of universal life and variable universal life products issued by the Company that were reported as cash flows used in continuing operations and (ii) the incorrect reporting of certain fees and interest charges as cash flows provided by financing activities. Management does not expect the correction of these errors to have a material impact on the total beginning and ending balances, as well as the total change in cash and cash equivalents reported on the consolidated statement of cash flows previously reported for the periods. We will correct these errors in the Restatements. As part of the Restatements, we will adjust the financial statements for errors identified and corrected during prior periods, recording the adjustments in the appropriate historical period. Additional errors identified subsequent to the filing of Form 10-Q for the period ended June 30, 2012, which may affect each of the years ended December 31, 2011, 2010 and 2009 and the quarterly periods ended June 30, 2012, March 31, 2012, and September 30, June 30 and March 31 of 2011 and 2010, will be corrected in connection with the Restatements.

Our Audit Committee and management discussed these matters with our independent registered public accounting firm (the “independent auditors”). The Company’s previously issued audited financial statements and other financial information for the years ended December 31, 2011, 2010, and 2009, will be restated in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2011. The interim financial statements for the periods ended June 30, 2012, March 31, 2012, June 30, 2011 and March 31, 2011 will be restated in the Company's Quarterly Reports on Form 10-Q/A for the periods ending June 30, 2012 and March 31, 2012.

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The interim financial statements for the period ended September 30, 2011 will be restated in the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2012. Management will reassess its conclusions regarding the effectiveness of the Company’s disclosure controls and procedures and internal controls over financial reporting reported in Item 9A of each of the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2011 and Item 4 of each of the affected Quarterly Reports on Form 10-Q/A. As previously reported, management will likely conclude that there are one or more material weaknesses.

All such reports, including the Company’s Form 10-Q for the period ending September 30, 2012, are expected to be filed with the SEC prior to the timely filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. See “Rationale for the Solicitation.”

Financial Results

In our news release dated November 20, 2012 (the “November 20 Release”), we announced our estimated financial results for our third fiscal quarter ended September 30, 2012. Our estimated third quarter 2012 GAAP results reported in the November 20 Release represent unaudited interim results prepared by management. We have not closed our books and records for our third quarter of 2012 and we continue to review these estimated results. The amounts disclosed in the November 20 Release are subject to change pending the completion of our previously announced restatement and the closing of our books for our third quarter of 2012, and any such change may be material.

The November 20 Release was furnished to the SEC as Exhibit 99.1 to the Company’s Current Report on Form 8-K on November 20, 2012. A copy of the November 20 Release is attached to this Statement as Attachment A.

Notifications from Credit Rating Agencies

On December 7, 2012, A.M. Best Company, Inc. placed the credit ratings of the Company and its subsidiaries, and debt securities issued by the Company and one of its subsidiaries, Phoenix Life Insurance Company, under review with negative implications. The placement under credit review results from the Company’s violation of the Reporting Covenant and announced intention to seek Consent to the Proposed Amendments and Proposed Waiver. The A.M. Best notification indicates that the ratings are likely to remain under review pending the completion of this Solicitation and the filing of the Company’s 2012 Form 10-K.

On December 7, 2012, Standard & Poor’s Rating Services affirmed the credit ratings of the Company, its subsidiaries and debt securities issued by the Company and one of its subsidiaries, Phoenix Life Insurance Company, and then placed them on CreditWatch with negative implications. The placement on CreditWatch with negative implications results from the Company’s violation of the Reporting Covenant and announced intention to seek Consent to the Proposed Amendments and Proposed Waiver. The Standard & Poor Rating Services notification reflects Standard & Poor’s stated view that if the Company remedies the violation the Reporting Covenant by obtaining the Proposed Amendments and Proposed Waiver, Standard & Poor’s expects to affirm all of its ratings at the current levels, but that it may lower the ratings

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by a notch if it observes that it is increasingly unlikely that the Company will obtain the Proposed Amendments and Proposed Waiver, and that if an Event of Default occurs and an acceleration of principal becomes imminent, it would expect to review the ratings for further downgrades.

The Company anticipates that other credit rating agencies may take similar action.

Litigation Update

On August 2, 2012, Lima LS PLC, filed a complaint against PHL Variable, Phoenix Life, The Phoenix Companies, Inc., James D. Wehr, Philip K. Polkinghorn, Edward W. Cassidy, Dona D. Young, and other unnamed defendants, in the United States District Court for the District of Connecticut (Case No. CV12-01122). The plaintiffs allege that the Company promoted certain policy sales knowing that the policies would ultimately be owned by investors and then challenging the validity of these policies or denying claims submitted on the same. Plaintiffs are seeking damages, including punitive and treble damages, attorneys’ fees and a declaratory judgment. We believe we have meritorious defenses against the lawsuit and we intend to vigorously defend against these claims. The outcome of this litigation and any potential losses are uncertain. We intend to disclose the foregoing in our Delayed SEC Report when filed.

Reinsurer Notice of Claim

On June 6, 2012, one of the reinsurers of a Company insurance subsidiary provided notice of a claim, seeking relief under two treaties.  The relief sought is in an amount currently estimated to be approximately $20 million.  The Company established a partial reserve in the third quarter of 2012 and expects the matter to be resolved without material impact on the consolidated financial results of the Company.

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Rationale FOR THE SOLICITATION

The description of certain terms of the Indenture and the Proposed Amendments and Proposed Waiver set forth below is only a summary and is qualified in its entirety by reference to (i) the terms and conditions of the Indenture as currently in effect, a copy of which was filed with the SEC as an exhibit to our 2001 Form 10-K, and (ii) the relevant provisions of the Indenture as proposed to be amended by the Proposed Amendments. See “Certain Covenants” and “The Proposed Amendments and Proposed Waiver.” Holders of the Securities are urged to read carefully and in its entirety this Statement, including the description of the Proposed Amendments and the Proposed Waiver set forth below and the proposed amendments to the Indenture reflecting the Proposed Amendments before determining whether to grant a Consent.

Background

The Indenture requires us to file with the Trustee, within fifteen (15) days after we are required to file with the SEC, copies of the SEC Reports that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act.

We have previously announced that we would not be able to file our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 with the SEC, which we refer to in this Statement as the Delayed SEC Report, by its due date, and we have not filed it as of the date of this Statement. Our failure to timely deliver copies of the Delayed SEC Report to the Trustee resulted in a default under the Indenture. The Trustee has sent us a Notice of Default, dated November 30, 2012, indicating that the Delayed SEC Report has resulted in our failure to comply with the Reporting Covenant and that the 60-day cure period (the “Cure Period”) provided for in the Indenture would commence from the date of the Notice of Default.

If we fail to file the Delayed SEC Report by January 29, 2013, as a result of the failure to comply with the Reporting Covenant, the maturity of the Securities could be accelerated under the Indenture at any time if: (i) the Proposed Amendments and Proposed Waiver with respect to the Securities do not become effective, and (ii) following the Cure Period, the Trustee or the holders of 25% or more in principal amount of the Securities deliver an acceleration notice to us in accordance with the terms of the Indenture. The acceleration of the maturity of the Securities would permit the holders of the Securities to cause the outstanding principal amount to become immediately due and payable. For the risks associated with an acceleration of the maturity of the Securities, see “Risk Factors” beginning on page 20.

The Proposed Amendments will effectively provide that, until 5:30 p.m., New York City time, on March 31, 2013, any failure to comply with the sections of the Indenture relating to the Reporting Covenant and our obligation to deliver any notice of a default with respect to the Reporting Covenant to the Trustee will not constitute defaults under the Indenture, and that the filing of our Delayed SEC Report on or prior to March 31, 2013 would satisfy our obligations under the Indenture to file SEC Reports with the Trustee that we are required to deliver to the Trustee prior to the Covenant Reversion Date. The Proposed Waiver will provide that any and all defaults, and any Events of Default arising therefrom, that will have occurred under the Indenture prior to the effectiveness of the Proposed Amendments are waived. For a more

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detailed description of the Proposed Amendments and Proposed Waiver, see “The Proposed Amendments and Proposed Waiver.”

We have previously disclosed that we expect to complete the Restatement and file the Delayed SEC Report prior to the time we file our Annual Report on Form 10-K for the year ended December 31, 2012, which is due to be filed with the SEC on March 18, 2013. We continue to believe that this timing is achievable and it is our current intention to make such filings within this timeframe. However, given the substantial costs associated with this Solicitation and the impact that an Event of Default under the Indenture would have on our business and financial condition, we believe it is in the best interests of the Company to obtain additional flexibility permitting the Delayed SEC Report to be filed with the Trustee up to March 31, 2013. There can be no assurances that we will make such filings with the SEC by such date.

This Solicitation is being made upon the terms and is subject to the conditions set forth in this Statement and the Consent. Approval of the Proposed Amendments and Proposed Waiver with respect to the Indenture requires receipt by the Company of the Requisite Consents. Promptly following the receipt of the Requisite Consents with respect to the Securities, and in compliance with the conditions contained in the Indenture, we and the Trustee will execute the Supplemental Indenture containing the Proposed Amendments.

Subject to the terms hereof, we reserve the right, in our sole discretion, (i) to terminate or amend, waive or modify any of the terms of this Solicitation, including increasing the Consent Fee or the Retail Processing Fee, or changing the Record Date, at any time on or prior to the Expiration Date and for any reason, by giving notice to the Solicitation Agent and the Information and Tabulation Agent; (ii) to extend this Solicitation for any reason; and (iii) not to extend this Solicitation beyond the original Expiration Date or any date to which this Solicitation has been previously extended. See “The Solicitation—Expiration Date; Extensions; Amendment.”

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THE SOLICITATION

General

We must receive the Requisite Consents of the Holders of the Securities in order for the Proposed Amendments and Proposed Waiver to be effective with respect to the Securities.

This Solicitation is being made to Holders as shown in the records maintained by DTC on the Record Date, and their duly appointed proxies. As of the Record Date, all $300,000,000 principal amount of the Securities were held of record by DTC on behalf of DTC Participants. DTC has authorized DTC Participants set forth in the position listing of DTC as of the Record Date to execute and deliver Consents as if they were Holders of the Securities held of record in the name of DTC or in the name of its nominee.

As of the Record Date, for purposes of determining whether the Requisite Consents have been obtained in connection with this Solicitation, the aggregate outstanding principal amount of the Securities is $252,682,375. Any Securities owned by us, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with us, will be disregarded as such Securities are not deemed to be “outstanding” for purposes hereof. As of the Record Date, the Company and its affiliates held $47,317,625 in aggregate principal amount of the Securities.

If all of the conditions set forth herein have been satisfied, including the execution and delivery of the Supplemental Indenture, we will pay the Consent Fee promptly after the Expiration Date (but no later than ten days after the Expiration Date) by deposit of funds with the Information and Tabulation Agent, which will act as agent for the Holders for the purpose of receiving payments from us and transmitting such payments to the Holders. The Consent Fee is $0.0625 per $25 principal amount of Securities in respect of which a Consent has been delivered.

With respect to any Consents validly received and accepted from a beneficial owner with holdings in an aggregate principal amount of Securities less than or equal to $250,000, the Company will pay, if applicable, any relevant Retail Processing Dealer (as defined herein) a cash payment equal to $0.0625 per $25 principal amount of the Securities to which such Consent relates (the “Retail Processing Fee”). Calculations of the Consent Fee and the Retail Processing Fee will be rounded up to the nearest cent.

Holders who do not provide their Consent prior to the Expiration Date will not receive the Consent Fee. The Company will not be obligated to pay a Consent Fee or a Retail Processing Fee if the Solicitation is terminated. The Company’s obligation to pay a Consent Fee or a Retail Processing Fee is subject to conditions as set forth below, including the receipt of the Requisite Consents by the Company on or before the Expiration Date and the execution and delivery of the Supplemental Indenture. The Proposed Amendments and the Proposed Waiver constitute a single proposal. Accordingly, any Consent validly delivered will constitute consent and approval to all of the Proposed Amendments and the Proposed Waiver. If all of the conditions set forth herein have been satisfied, the Company will promptly pay the Consent Fee and the Retail Processing Fee following the Expiration Date.

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If the Requisite Consents have been received with respect to the Securities on or before the Expiration Date, the Trustee and the Company will execute the Supplemental Indenture promptly following receipt of the Requisite Consents in compliance with the conditions contained in the Indenture. The Consent, including the waivers contained therein, will become effective following receipt by the Company of the Requisite Consents on or before the Expiration Date. Our execution of the Supplemental Indenture will not require us to pay for any Consent until after the Expiration Date. If we fail to pay the Consent Fee as described herein, the Proposed Amendments and the Proposed Waiver will cease to have any effect with respect to the Securities beginning on the date of such failure.

The delivery of a Consent will not affect a Holder’s right to sell or transfer any Securities, and a sale or transfer of any Securities after the Record Date will not have the effect of revoking any Consent properly given by the Holder of such Securities. Therefore, each properly executed and delivered Consent will be counted notwithstanding any sale or transfer of any Securities to which such Consent relates. In connection with this Solicitation, Holders cannot revoke Consents once delivered. Failure to deliver a Consent will have the same effect as if a Holder had voted “No” to the Proposed Amendments and the Proposed Waiver. From and after the Expiration Date, assuming our receipt of the Requisite Consents with respect to the Securities and subject to all other conditions contained herein, each present and future holder of the Securities will be bound by the Proposed Amendments and Proposed Waiver.

Prior to the Expiration Date, the Company may issue a press release and/or notify Holders through the Information and Tabulation Agent: (1) upon the receipt of the Requisite Consents; (2) upon the execution and delivery of the Supplemental Indenture, (3) upon the satisfaction or waiver of all conditions set forth herein, or (4) as we deem necessary or appropriate from time to time. Notwithstanding any such notice, Holders will continue to be permitted to submit Consents until the Expiration Date and receive the corresponding Consent Fees, subject to the terms and conditions set forth herein.

This Solicitation may be terminated by the Company, in its sole discretion, at any time on or prior to the Expiration Date. If this Solicitation is terminated, all Consents received shall be void, and the Company will not be obligated to pay the Consent Fee or the Retail Processing Fee to any Holders or Retail Processing Dealers.

D.F. King & Co. Inc., in its capacity as paying agent in respect of the Solicitation, will receive the Consent Fees from the Company and transmit such payments to D.F. King & Co. Inc., in its capacity as Information and Tabulation Agent, for further credit to the DTC Participants. The DTC Participants will be responsible for distributing the Consent Fees to beneficial owners entitled to receive Consent Fees as appropriate, and none of the Company, the Trustee, the Information and Tabulation Agent, the Solicitation Agent or any other party will be responsible for making such distribution or for ensuring that DTC or the DTC Participants make such distribution. Under no circumstances will any interest or other charges be payable by the Company as a result of any delay in the transmission or crediting of the Consent Fees by the Information and Tabulation Agent, DTC or any DTC Participants.

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None of the Company, the Trustee, the Information and Tabulation Agent or the Solicitation Agent is making any recommendation as to whether or not Holders should deliver Consents.

Any questions or requests for assistance or for additional copies of this Statement, the Consent or related documents may be directed to the Information and Tabulation Agent at its telephone numbers set forth on the last page hereof. A Holder may also contact the Solicitation Agent at the telephone numbers set forth on the last page hereof or such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Solicitation.

Conditions to the Payment of the Consent Fee, the Retail Processing Fee and the Effectiveness of the Consents

The Consent, including the waivers contained therein, will become effective following receipt by the Company of the Requisite Consents on or before the Expiration Date.

Our obligation to pay the Consent Fee and the Retail Processing Fee is conditioned on:

•	Requisite Consents having been received by the Expiration Date;
•	the execution and delivery of the Supplemental Indenture; and
•	the absence of any law or regulation that would, and the absence of any injunction or action or other proceeding (pending or threatened) that could, in our sole judgment, make unlawful or invalid the Consents or the Supplemental Indenture or make unlawful or invalid or enjoin the payment of any Consent Fee or Retail Processing Fee or that would, in our sole judgment, question the legality or validity of any of the foregoing.

In the event that any of the foregoing conditions is not satisfied, we may, in our sole discretion, allow this Solicitation to expire, extend this Solicitation and continue soliciting Consents pursuant to this Solicitation or otherwise amend the terms of this Solicitation. Neither the Consent Fee nor the Retail Processing Fee will be paid if any of the conditions listed above is not satisfied for any reason. See “The Solicitation–Consent Fee” and “The Solicitation–Retail Processing Fee.”

We will also pay the Retail Processing Fee to Retail Processing Dealers for Consents which have been received and accepted from a beneficial owner as described below. Calculations of the Consent Fee and the Retail Processing Fee will be rounded up to the nearest cent.

Record Date

This Statement and the Consent (the “Solicitation Materials”) are being sent to all Holders of record on the Record Date. Such date has been fixed as the date for the determination of Holders entitled to give Consent and receive the Consent Fee, if payable, pursuant to this Solicitation. We reserve the right to establish, from time to time, but in all cases prior to receipt of the Requisite Consents, any new date as such Record Date with respect to any issue of

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Securities or any combination thereof and, thereupon, any such new date will be deemed to be the Record Date for purposes of this Solicitation for the Securities.

Consent Fee

The Consent Fee will be paid to each Holder of Securities as to which we have received and accepted a Consent prior to the Expiration Date.

If all of the conditions set forth herein have been satisfied, we will pay the Consent Fee promptly after the Expiration Date, but no later than ten days after the Expiration Date (by deposit of funds with the Information and Tabulation Agent) which will act as agent for the Holders for the purpose of receiving payments from us and transmitting such payments to the Holders.

The right to receive a Consent Fee is not transferable with any Securities. We will only make payments of a Consent Fee to Holders who have properly delivered Consents that are in effect at the Expiration Date pursuant to the terms hereof. No other holder of any Securities will be entitled to receive any portion of the Consent Fee.

Interest will not accrue on or be payable with respect to any Consent Fee.

Consents with respect to the Securities will expire if the Requisite Consents with respect to the Securities have not been obtained on or before the Expiration Date.

Calculations of the Consent Fee will be rounded up to the nearest cent.

Retail Processing Fee

With respect to any Consents received by a beneficial owner of Securities as of the Record Date with holdings in an aggregate principal amount of Securities less than or equal to $250,000, we will pay, if applicable, any relevant Retail Processing Dealer a cash payment equal to the Retail Processing Fee. We will not be obligated to pay the Retail Processing Fee if this Solicitation is terminated or if we do not receive the Requisite Consents by the Expiration Date. Our obligation to pay a Retail Processing Fee is subject to conditions as set forth above under “– Conditions to the Payment of the Consent Fee, the Retail Processing Fee and the Effectiveness of the Consents.” In order to be eligible to receive the Retail Processing Fee, a properly completed Consent, as described below, must be received by the Information and Tabulation Agent prior to the Expiration Date, in accordance with the procedures for delivering Consents further described herein. We will, in our sole discretion, determine whether a broker has satisfied the criteria for receiving a Retail Processing Fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide Consents). Other than the foregoing, no fees or commissions have been or will be paid by us to any broker, dealer or other person in connection with this offer, with the exception of the Solicitation Agent and the Information and Tabulation Agent.

A “Retail Processing Dealer” is a retail broker designated in the soliciting of Consents and is:

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•	a broker or dealer in securities which is a member of any internationally-recognized national securities exchange or, in the United States, of the Financial Industry Regulatory Authority (“FINRA”); or
•	a bank or trust company.

Retail Processing Dealers will include any of the organizations described above even when the activities of such organization in connection with the Consent consist solely of forwarding to clients materials relating to this Solicitation and delivering Consents as directed by beneficial owners thereof. Each soliciting dealer will confirm with each beneficial owner of Securities that it processes has received a copy of this Statement, or concurrently with such solicitation will provide such holder with a copy of this Statement. No Retail Processing Dealer is required to make any recommendation to holders of Securities as to whether to Consent. No assumption is made, in making payment to any Retail Processing Dealer, that its activities in connection with the Consent included any activities other than those described in this paragraph. For all purposes noted in materials relating to the Consent, the term “process” will be deemed to mean no more than “processing Securities Consented” or “forwarding to customers material regarding the Securities.”

Procedures for Providing Consents

Any Holder desiring to provide Consent should complete, sign and date the Consent in accordance with the instructions therein and, as required therein, mail, fax, e-mail or deliver it and any other required documents to the Information and Tabulation Agent at its address set forth in the Consent for receipt on or prior to the Expiration Date pursuant to the procedures set forth herein and therein.

Only Holders as of the Record Date may execute Consents in connection with this Solicitation and such Consents will be binding on all beneficial owners and subsequent transferees of the Securities with respect to which such Consents were given. DTC has authorized DTC Participants set forth in the position listing of DTC as of the Record Date to execute and deliver Consents as if they were Holders of the Securities held of record in the name of DTC or in the name of its nominee. Accordingly, for purposes of this Solicitation, the term “Holder” includes any DTC Participant for whom DTC held Securities as of the Record Date. To cause a Consent to be given with respect to the Securities held through DTC, DTC Participants must complete and sign the Consent and mail, fax, e-mail or deliver it and any other required documents to the Information and Tabulation Agent at its mailing address, e-mail address or facsimile number set forth in the Consent for receipt on or prior to the Expiration Date pursuant to the procedures set forth herein and therein.

Each beneficial owner of Securities desiring that a Consent be given with respect to such Securities must instruct the Holder of such Securities (i.e., the custodian bank, depositary, broker, trust company or other nominee that is the DTC Participant with respect to such Securities) as of the Record Date to execute a Consent and deliver it to the Information and Tabulation Agent on such beneficial owner’s behalf.

HOLDERS WHO WISH TO CONSENT SHOULD MAIL, HAND DELIVER, SEND BY OVERNIGHT COURIER OR SEND BY FACSIMILE OR E-MAIL (CONFIRMED BY

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PHYSICAL DELIVERY) THEIR PROPERLY COMPLETED AND DULY EXECUTED CONSENT TO THE INFORMATION AND TABULATION AGENT AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ON THE BACK COVER PAGE HEREOF AND ON FRONT PAGE OF THE CONSENT IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN. CONSENTS SHOULD BE DELIVERED TO THE INFORMATION AND TABULATION AGENT AND NOT TO THE COMPANY, THE TRUSTEE OR THE SOLICITATION AGENT.

HOLDERS SHOULD NOT TENDER OR DELIVER SECURITIES TO THE COMPANY, THE TRUSTEE, THE INFORMATION AND TABULATION AGENT, THE SOLICITATION AGENT OR ANY OTHER PARTY AT ANY TIME.

All questions as to the form of documents and validity, eligibility (including time of receipt), conformity and regularity of and revocation of Consents will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any and all Consents that we determine are not in proper form or payment for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right in our sole discretion to waive any defect or irregularity in the Consent of any particular Holder, whether or not similar defects or irregularities are waived in the case of any other Holders. Our interpretation of the terms and conditions of this Solicitation (including the instructions in the Consent) will be final and binding. None of the Trustee, the Information and Tabulation Agent, the Solicitation Agent, us or any other person will be under any duty to give notification of any defects or irregularities in Consents or will incur any liability for failure to give any such notification.

In connection with this Solicitation, Holders cannot revoke Consents once delivered.

If the Securities to which a Consent relates are held by two or more joint Holders, each such Holder must sign the Consent. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to us of such person’s authority so to act. If Securities are held in different names, a separate Consent must be executed covering each name.

If a Consent relates to fewer than all Securities held of record as of the Record Date by the Holder providing such Consent, such Holder must indicate on the Consent the aggregate dollar amount (in integral multiples of $25) of such Securities to which the Consent relates. Otherwise, the Consent will be deemed to relate to all Securities held by such Holder. The Consent Fee will be paid only for such portion of the Securities to which a Consent relates. Calculations of the Consent Fee will be rounded up to the nearest cent.

Consent; Representations, Warranties and Covenants of Holders of Securities

Upon the submission of the Consent, or agreement to the terms of the Consent, each Holder, or the beneficial owner of such Securities on behalf of which the Holder has consented, will be deemed to acknowledge, represent, warrant and agree that (i) such Holder, or duly designated proxy, of the Securities indicated in the Signature Annex in the Consent has full

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power and authority to take the action indicated in the Consent in respect of such Securities, (ii) in evaluating this Solicitation, such Holder has made its own independent appraisal of this Solicitation and is not relying on any statement, representation or warranty, express or implied, made by the Trustee, the Solicitation Agent or the Information and Tabulation Agent not contained in this Statement or the Consent, (iii) such Holder is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, and (iv) the Company has made available to the Holder or its agents all documents and information requested by it or on its behalf relating to the Proposed Amendments and the Proposed Waiver, including this Statement. These representations shall be deemed to be repeated and reconfirmed on the Expiration Date (if not already elapsed at the time of giving the Consent).

Expiration Date; Extensions; Amendment

Subject to the terms hereof, we reserve the right, in our sole discretion:

•	to terminate or amend, waive or modify any of the terms of this Solicitation, including increasing the Consent Fee or the Retail Processing Fee, or changing the Record Date, at any time on or prior to the Expiration Date and for any reason, by giving notice to the Solicitation Agent and the Information and Tabulation Agent;

•	to extend this Solicitation for any reason; and

•	not to extend this Solicitation beyond the original Expiration Date or any date to which this Solicitation has been previously extended.

Consents submitted prior to the public announcement of an extension of this Solicitation as provided below will continue to remain in effect after the public announcement of such extension. In the event we determine to extend the Expiration Date, we will notify the Information and Tabulation Agent in writing or orally (confirmed in writing) of any extension, amendment or termination and will make a public announcement thereof, each not later than 9:00 a.m., New York City time, on the first business day following the previously scheduled Expiration Date. We may extend this Solicitation on a daily basis or for such specified period of time as we may determine in our sole discretion. Failure by any Holder or beneficial owner of the Securities to be so notified or learn of such public announcement will not affect the extension of this Solicitation. Each properly executed and delivered Consent by a Holder will be counted notwithstanding any subsequent extension of this Solicitation.

If we, in our sole determination, make a material change in the terms of this Solicitation or in the information concerning this Solicitation or if we waive a material condition to this Solicitation, or terminate this Solicitation prior to the Expiration Date, we will disclose such change or waiver in a public announcement and, if required by applicable law, disseminate additional solicitation materials. However, if we, in our sole determination, make a material change in the terms of the Proposed Amendments or Proposed Waiver or reduce the Consent Fee (a “Specified Material Event”), we will notify the Information and Tabulation Agent and the Solicitation Agent of such Specified Material Event and, thereafter, disseminate additional

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solicitation materials such that Holders will be given an opportunity to change their previously delivered Consent and deliver a new Consent in connection with such Specified Material Event.

Without limiting the manner in which we may choose to make any public announcements, we will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a news release to any appropriate news agency.

Fees and Expenses

We will bear the costs of this Solicitation, including the fees and expenses of the Solicitation Agent, the Solicitation Agent’s counsel and the Information and Tabulation Agent (other than printing and mailing expenses). We will pay the Trustee under the Indenture reasonable and customary compensation for its services in connection with this Solicitation, plus reimbursement for expenses.

Brokers, dealers, commercial banks, trust companies and other nominees will be reimbursed by the Information and Tabulation Agent, by application of funds provided by us, for customary mailing and handling expenses incurred by them in forwarding material to their customers. In addition to the Consent Fee, we will pay, if applicable, any relevant Retail Processing Dealer a cash payment equal to the Retail Processing Fee. We will pay all other fees and expenses attributable to this Solicitation and the execution of the Proposed Amendments, other than expenses incurred by Holders or beneficial owners of Securities.

Other

This Solicitation may also be made by mail, telephone, facsimile or electronic means or in person by our directors, officers and employees and our affiliates, who will not receive additional compensation therefor.

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RISK FACTORS

We are subject to risks and uncertainties, any of which could have a significant or material adverse effect on our business, financial condition, liquidity or consolidated financial statements. In addition, participating in this Solicitation involves certain risks. Before deciding whether or not to grant the Consent, you should carefully consider the risk factors described below. We also refer you to the risk factors disclosed in Part I, Item 1A of our 2011 Annual Report on Form 10-K as updated by the risk factor disclosed in Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended June 30, 2012. The risks described herein are not the only ones we face. For additional considerations with respect to the Restatement, this Solicitation and the Company, we refer you to our disclosure in our November 8 Form 8-K, the Notification of Late Filing on Form 12b-25 filed with the SEC on November 8, 2012 as well as the risk factors and other risks and uncertainties discussed in our periodic reports filed with the SEC. This information should be considered carefully together with the other information contained in this Statement and the reports and materials we file with the SEC.

If we fail to obtain the Requisite Consents for the Proposed Amendments and Proposed Waiver, holders of the Securities could call for accelerated payment of the Securities in accordance with the terms of the Indenture, which may have a material adverse effect on our business, liquidity and financial condition.

Under the Indenture, the Trustee or the holders of 25% or more of the outstanding principal amount of the Securities have the right to notify us if they believe we have breached a covenant under the Indenture and may, following any applicable cure periods, declare an Event of Default and cause the outstanding principal amount of the Securities to become immediately due and payable. The Trustee has sent us a Notice of Default, dated November 30, 2012, indicating that the Delayed SEC Report has resulted in our failure to comply with the Reporting Covenant and that the 60-day cure period provided for in the Original Indenture would commence from the date of the Notice of Default. There can be no assurance that we will receive the Requisite Consents to the Proposed Amendments and Proposed Waiver on a timely basis, or at all, or that the extension of the Reporting Covenant for the Delayed SEC Report will extend for a sufficient period of time to avoid an Event of Default, an acceleration event or other adverse impact on our business operations that may result therefrom. If we are unsuccessful in curing the default or obtaining the Requisite Consents to the Proposed Amendments and Proposed Waiver, the Trustee or the holders of 25% or more of the outstanding principal amount of the Securities will be able to accelerate payment of outstanding principal on the Securities for the existing breach of the Reporting Covenant in accordance with the Indenture. In the event that Holders of a majority in principal amount of the Securities do not provide us with the Requisite Consents to the Proposed Amendments and Proposed Waiver and determine to accelerate payment of the Securities, we would likely lack the ability to meet those obligations out of our currently available cash and liquid assets available at our holding company. Although we would seek to take actions designed to satisfy such obligations, we can provide no assurance that any of these actions would be sufficient, available or available on satisfactory terms, any of which could materially and adversely impact our business, liquidity and financial position. We cannot assure you that we will be able to continue as a going concern if we receive a notice of acceleration

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with respect to the Securities and at the same time are unable to secure needed financing resources.

As a result of the Delayed SEC Report, we do not have current financial information available.

As described above, we have not yet filed the Delayed SEC Report or the Restatement. Until we file the Delayed SEC Report and the filings contemplated to be made to effect the Restatement, there is a lack of current publicly available information concerning the consolidated results of operations and financial condition of the Company. The Previously Issued Financial Statements that are the subject of the Restatements can no longer be relied upon. Investors must evaluate certain decisions with respect to our securities in light of the lack of current financial information. We have stated that we expect to complete the Restatement and file the Delayed SEC Report prior to the time we file our Annual Report on Form 10-K for the year ended December 31, 2012, which is due to be filed with the SEC on March 18, 2013. While we believe that this deadline is achievable, there can be no assurances that we will make such filings with the SEC by such date, which would further limit investor insight into our results of operations and financial condition. Accordingly, until current periodic reports and financial statements are filed with the SEC, any investment in our securities involves a higher degree of risk. The lack of recent public consolidated financial information may have a number of adverse effects on the Securities, including increased volatility in the market price of the Securities and a decrease in such market price.

We face risks related to the Restatement, including risks associated with additional issues that may arise during the review being conducted by management and our independent registered public accounting firm in connection with the Restatement, and the potential adverse effects to our financial condition and results of operations as a result of any required adjustments to prior period financial statements.

As discussed in this Statement under “Recent Developments – Restatements” (and as previously reported in the November 8 Form 8-K), on November 7, 2012, we concluded that the Company's Previously Issued Financial Statements should no longer be relied upon and should be restated because of certain errors in the consolidated statement of cash flows in those financial statements.  Management does not expect the correction of these errors to have a material impact on the total beginning and ending balances, as well as the total change in cash and cash equivalents reported on the consolidated statement of cash flows previously reported for the periods. However, management and our independent auditors have not completed their review of the Previously Issued Financial Statements and it is possible that additional adjustments or other issues with respect to such financial statements may be revealed which could have an adverse effect on our financial condition and results of operations. Further, such additional adjustments or issues could impact or delay our ability to produce restated financial results and provide final third quarter and year-end 2012 financial information in the anticipated timeframes, which may negatively affect the market’s perception of the value of our common stock and the Securities. In addition, companies that restate their financial statements may be subject to litigation claims and/or SEC proceedings following such restatement, and if such claims and/or proceedings were to occur, they could result in unfavorable judgments, awards and settlements, regulatory fines and an increase in our related legal expenses, which could have a material

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adverse effect on our financial condition, liquidity or consolidated financial statements in particular quarterly or annual periods.

The events which caused the need for this Solicitation have resulted in certain rating agencies placing us on negative credit watch, and could, if we fail to obtain (or if it appears to such ratings agencies that it is unlikely that we will obtain) the Requisite Consents for the Proposed Amendments and Proposed Waiver, result in further credit rating downgrades of our debt or financial strength ratings, which could increase policy surrenders and withdrawals, adversely affect relationships with distributors, reduce new sales, limit our ability to trade in derivatives and increase our costs of, or reduce our access to, future borrowings.

As discussed in this Statement under “Recent Developments – Notifications from Credit Rating Agencies”, the Company, its subsidiaries and the Securities have been placed on negative credit ratings watch by certain rating agencies in connection with the events which caused the need for this Solicitation. Failure to obtain, or the appearance to such ratings agencies that it is unlikely that we will obtain, the Requisite Consents for the Proposed Amendments and Proposed Waiver, may result in further downgrades by these and other ratings agencies. We could also become subject to further downgrades of our debt or financial strength credit ratings in connection with the Restatement. These recent developments and any future rating downgrades may cause reputational damage, which could materially and adversely affect our ability to distribute our products through unaffiliated third parties, new sales of our products, the persistency of existing customers, and our ability to borrow. We cannot predict what actions rating agencies may take, or what actions we may take in response. At this time, we cannot estimate the impact of specific future rating agency actions on sales or persistency. If our credit ratings were to fall below a specified credit rating threshold, certain derivative counterparties could request immediate payment or demand immediate and ongoing full collateralization on derivative instruments in net liability positions, or trigger a termination of existing derivatives and/or future derivative transactions. Any rating downgrades may also result in a lack of access to or increased interest costs in connection with future borrowings. Such an increase would decrease our earnings and could reduce access to financing and have a material adverse effect on our operations.

We may not be able to hedge our positions due to the inability to replace hedges as a result of our credit rating and the default under the Indenture covering the Securities.

We use derivative instruments to hedge the liability exposure and the volatility of earnings associated with certain variable and fixed indexed annuity liabilities.

Certain derivative counterparty agreements of certain subsidiaries contain provisions that permit the parties to terminate the agreements upon the occurrence of a default under the Indenture covering the Securities. In addition, certain of these agreements require our insurance companies’ financial strength rating to be above a certain threshold. If our financial strength ratings were to fall below the specified threshold, the counterparties could request immediate payment, demand immediate and ongoing full collateralization on derivative instruments in net liability positions, or trigger a termination of existing derivatives and/or future derivative transactions. In certain derivative counterparty agreements, our financial strength ratings are below the specified threshold levels and have been since March 2009.

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The Company held no derivative instruments as of November 30, 2012 in an aggregate net liability position payable to any counterparty (i.e., the fair value of derivative instruments with each counterparty was in an aggregate net asset position payable to the Company if such holdings were liquidated).

If we are forced to terminate any derivative agreements, we may be unable to replace the derivative positions, thereby increasing our exposure to periods of significant and sustained downturns in equity markets, increased equity volatility, or reduced interest rates, which could result in an increase in the valuation of the future policy benefit associated with such products and result in a material adverse effect on our earnings and financial condition.

As previously reported, management will likely conclude that there are one or more material weaknesses in our internal control over financial reporting. If we fail to maintain an effective system of internal control over financial reporting, the accuracy and timing of our financial reporting may be adversely affected.

We have reported material weaknesses in our internal controls over financial reporting and, as previously reported, management will likely conclude that there are one or more material weaknesses in our internal control over financial reporting. Effective internal controls are necessary for us to provide timely and reliable financial reports and effectively prevent fraud. Any inability to provide reliable financial reports or prevent fraud could harm our business. If we fail to maintain adequate internal controls, our financial statements may not accurately reflect our financial condition, which could cause investors to lose confidence in our reported financial information, cause our securities to trade at a decreased price and have an adverse effect on our business.

We expect to continue to incur significant expenses related to the Restatement, this Solicitation and our failure to timely file our third quarter 2012 Form 10-Q with the SEC and deliver it to the Trustee.

We have devoted and expect to continue to devote substantial internal and external resources to the completion of the Restatement, the PHLVIC restatement and this Solicitation. As a result of these efforts, we have incurred and expect that we will continue to incur significant incremental fees and expenses for additional auditor services, financial and other consulting services, legal services and consent waivers. These expenses, as well as the time devoted by our management towards identifying and addressing any internal weaknesses, could have a material adverse effect on our business and financial condition.

The Restatement, the events which caused the need for this Solicitation, and the Delayed SEC Report will adversely impact our ability to access alternate financing arrangements to fund our ongoing operations, particularly in the event the payment obligation with respect to the Securities is accelerated as provided in the Indenture. In addition, we will be limited in our ability to register our securities to offer and sale with the SEC under the Securities Act of 1933, as amended, until we have filed the Delayed SEC Report and the filings contemplated to be made to effect the Restatement and we otherwise are current with our relevant SEC filing obligations.

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Our ability to obtain financing, if needed, depends upon many factors, including our business prospects and creditworthiness as well as external economic conditions and general liquidity in the credit and capital markets. In light of the Restatement, the events which caused the need for this Solicitation, and the Delayed SEC Report, we may be unable, if needed, to secure outside financing to fund ongoing operations, in particular in the event that our payment obligation with respect to the Securities is accelerated as provided in the Indenture. Any sources of financing that may be available to us could also be at higher costs and require us to satisfy more restrictive covenants, which could limit or restrict our operations, cash flows and earnings. We cannot assure that additional financing would be available to us, or be sufficient or available on satisfactory terms. In addition, until current periodic reports and financial statements are filed with the SEC, we will be precluded from registering our securities with the SEC for offer and sale.

One of our principal insurance company subsidiaries is also in the process of restating its financial statements for certain fiscal periods and the fact of such restatement, the Company’s Restatement, and the events that caused the need for this Solicitation could result in increased regulatory scrutiny of the Company and its subsidiaries.

We conduct the majority of our business through Phoenix Life Insurance Company (“Phoenix Life”) and its indirect subsidiary, PHL Variable Insurance Company (“PHLVIC”). As previously reported, on September 18, 2012, the audit committee of PHLVIC concluded that PHLVIC’s previously issued audited financial statements for the years ended December 31, 2011, 2010 and 2009 included in the PHLVIC’s Annual Report on Form 10-K and the unaudited financial statements for the first and second quarters of 2012 and the interim periods for 2011, included in PHLVIC’s Quarterly Reports on Form 10-Q filed with the SEC, should be restated because of certain errors in those financial statements and, as a result, the related financial information in those financial statements should no longer be relied upon. Although the errors to be corrected by PHLVIC’s restatement are not expected to have a material impact on PHLVIC’s financial results prepared in accordance with Statements of Statutory Accounting Principles filed with the state insurance regulators or its risk based capital computations for any of the periods noted, the fact of PHLVIC’s restatement, the Company’s Restatement and the events which caused the need for this Solicitation, could result in various regulatory bodies conducting examinations or investigations and/or making inquiries of PHLVIC, Phoenix Life and the Company concerning compliance with the laws and regulations with which PHLVIC and Phoenix Life are required to comply.

If the Requisite Consents are received, the Proposed Amendments and Proposed Waiver with respect to the Indenture will be binding on all holders of the Securities and may adversely impact the market value of the Securities.

The Proposed Amendments and Proposed Waiver, which relate to the failure to comply with the covenant to timely deliver SEC reports and information to the Trustee, may adversely affect the market value of the Securities or otherwise be adverse to the interests of the Holders. If the Requisite Consents are received, the Proposed Amendments and Proposed Waiver will be binding on all current and future holders of the Securities.

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The outcome of litigation and other claims is unpredictable and any rulings not in our favor could have a material adverse effect on our financial condition, liquidity or consolidated financial statements.

We are regularly involved in litigation and arbitration, both as a defendant and as a plaintiff. In addition, various regulatory bodies regularly make inquiries of us and, from time to time, conduct examinations or investigations concerning our compliance with, among other things, insurance laws, securities laws, laws governing the activities of broker-dealers and other laws and regulations affecting our registered products. It is not feasible to predict or determine the ultimate outcome of all legal or regulatory proceedings or to provide reasonable ranges of potential losses. We believe that the outcomes of our litigation and regulatory matters are not likely, either individually or in the aggregate, to have a material adverse effect on our consolidated financial statements. However, given the large or indeterminate amounts sought in certain of these matters and the inherent unpredictability of litigation and regulatory matters, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on our financial condition, liquidity or consolidated financial statements, in particular quarterly or annual periods. For a more detailed discussion of certain current litigation and other proceedings refer to “Recent Developments – Litigation Update” in this Statement and “Item 3. Legal Proceedings”, in our Annual Report on Form 10-K for the year ended December 31, 2011 and “Item 1. Legal Proceedings” in our Quarterly Reports for the periods ended March 31, 2012 and June 30, 2012.

Federal Income Tax Consequences of Consent Fee.

Generally, the adoption of the Proposed Amendments and Proposed Waiver and the receipt of the Consent Fee by a holder of the Securities will only result in a “deemed exchange” of the Securities for new securities if there is a significant modification of the outstanding debt security. Although not entirely free from doubt, the adoption of the Proposed Amendments and Proposed Waiver and receipt of the Consent Fee should not result in a significant modification. Accordingly, the holder should have no gain or loss or change in its basis in such Securities as a result of a deemed exchange. The applicable rules, however, are complex and holders of Securities should consult their tax advisors regarding the possible federal income tax effects of the Proposed Amendments and Proposed Waiver and Consent Fee. See “Certain U.S. Federal Income Tax Consequences.”

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certain covenants

Section 704 of the Indenture requires us to file with the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. Section 1004 of the Indenture requires us to file with the Trustee, within 120 days after the end of each fiscal year, a written statement regarding compliance with the obligations under the Indenture, and, if a default shall have occurred under the Indenture, describing all such defaults of which our officers have knowledge and their status.

THE PROPOSED AMENDMENTS AND PROPOSED WAIVER

The Proposed Amendments

The Indenture provides that the Trustee and the Company may enter into a Supplemental Indenture for the purpose of adding any provisions to or changing in any manner any of the provisions of the Indenture with the written consent of Holders of not less than a majority in principal amount of the outstanding Securities issued under the Indenture. Consequently, we are soliciting Consents from Holders of the Securities with respect to the Proposed Amendments.

Text of the Proposed Amendments to Indenture: Below are certain excerpts of relevant provisions from the Indenture, substantially as such excerpts currently exist, along with the form of the Proposed Amendments to the provisions marked to show changes from the current provisions of the Indenture. Text that is proposed to be added to the Indenture by the form of the Proposed Amendments is bold and underlined. We reserve the right to change the actual language of the Proposed Amendments, provided that such change does not materially alter the purpose or substance of the Proposed Amendments as described in this Statement.

A.    Amendment of Section 101 of the Indenture:

Section 101 of the Indenture is amended to add the following definitions in their entirety:

“Consent Fee” means the payment defined as such with respect to the Securities in the Solicitation Documents.

“Covenant Reversion Date” means 5:30 p.m., New York City time, on the earlier of (i) the Business Day following our failure to pay the Consent Fee, if due, for the Securities in accordance with the Solicitation Documents, and (ii) March 31, 2013.

“Solicitation Documents” means the Consent Solicitation Statement, dated as of December 12, 2012, and the accompanying form of consent and waiver, each as may be amended and supplemented from time to time.

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B.    Amendment of Section 704 of the Indenture:

Section 704 of the Indenture is amended as follows:

Section 704.    Reports by Company.

The Company shall, except as otherwise provided in this Section 704,:

(1)      file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2)      file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3)      transmit by mail, to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to Clauses (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Notwithstanding any other provision of this Section 704 or this Indenture, the documents and reports referred to in this Section 704 that the Company would have been required to file with the Trustee on any date on or before the Covenant Reversion Date, but for this sentence, will not be required to be filed by the Company until the Covenant Reversion Date, and the filing by the Company with the Commission of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 on or prior to the Covenant Reversion Date shall fully satisfy the requirement to file reports with the Trustee for any periods prior to the Covenant Reversion Date.

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C.    Amendment of Section 1004 of the Indenture:

Section 1004 of the Indenture is amended as follows:

Section 1004.    Statement by Officers as to Default.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. Notwithstanding any other provision of this Section 1004 or this Indenture, the Company will have no obligation to deliver an Officer’s Certificate, as referred to in the preceding sentence, relating to the breach of a covenant contained in Sections 704 or 1004 of this Indenture that occurred prior to the Covenant Reversion Date.

D.    Amendment of Section 501 of the Indenture:

Section 501 of the Indenture is amended as follows:

Section 501.    Events of Default.

“Event of Default”, wherever used herein with respect to the Securities, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)      default in the payment of any interest upon any Security when it becomes due and payable and such default continues for a period of 30 days; or

(2)      default in the payment of the principal or premium, if any, of any Security at its Maturity; or

(3)     except as otherwise provided in this Section 501, default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

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*                               *                               *

Notwithstanding any of the foregoing, the failure of the Company to comply with Sections 704 and 1004 of this Indenture on or prior to the Covenant Reversion Date shall not constitute an Event of Default under clause (3) above.

The Proposed Waiver

Section 513 of the Indenture provides that Holders of a majority in aggregate principal amount of the Securities then outstanding may waive any past default and its consequences on behalf of Holders of all the Securities (except with respect to certain specified defaults). Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture. Consequently, the Company is soliciting the Proposed Waiver, which is set forth in the Consent and provides that each Holder that executes a Consent will waive, in accordance with Section 513 of the Indenture, any and all defaults and Events of Default relating to the Securities and the Indenture described above that shall have occurred under the Indenture before the effectiveness of the Proposed Amendments. If the Proposed Waiver is approved by the Requisite Consents on or prior to the Expiration Date, any and all such defaults and Events of Default that have occurred before the effectiveness of the Proposed Amendments will be deemed to have been cured for all purposes. Other than defaults under Sections 704 and 1004 of the Indenture described herein, the Company is unaware of any defaults or Events of Default that have occurred under the Indenture as of the date hereof.

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CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax consequences of the Proposed Amendments and payment of the Consent Fee that may be relevant to a beneficial owner of Securities as of the Record Date.  The summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change.  The discussion does not deal with classes of beneficial owners subject to special tax rules, and does not describe any tax consequences arising out of the laws of any state or local or foreign jurisdiction.  We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.  Accordingly, each Holder should consult its own tax advisor with regard to the Proposed Amendments and Proposed Waiver, the payment of the Consent Fee and the application of U.S. federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to its particular situation.

*            *            *            *            *

Any discussion of U.S. federal tax issues set forth in this Statement is written in connection with the promotion and marketing by us and the Solicitation Agent of the transactions described in this Statement.  Such discussion is not intended or written to be legal or tax advice to any person and is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding any U.S. federal tax penalties that may be imposed on such person.  Each Holder should seek advice based on its particular circumstances from its own independent tax advisor.

*            *            *            *            *

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of the Securities who or which is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States or any state or or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (a) is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of the Securities who or which is not a U.S. Holder or an entity treated as a domestic or foreign partnership.

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Special rules, not discussed in this Statement, may apply to persons holding Securities through entities treated as partnerships for U.S. federal income tax purposes, and those persons should consult their own tax advisors in that regard.

Tax Consequences of Consenting to the Proposed Amendments and Proposed Waiver

Consent Fee.  The tax consequences of a U.S. Holder’s receipt of the Consent Fee are unclear.  We intend to treat the Consent Fee for U.S. federal income tax purposes as a fee paid to a U.S. Holder in consideration of such holder’s consent to the Proposed Amendments and Proposed Waiver.  Alternatively, the Consent Fee might be treated as a payment of additional interest on the Securities.  In either case, a U.S. Holder would recognize ordinary income in the amount of the Consent Fee received, without any reduction by any portion of a U.S. Holder’s tax basis in the Securities.

Proposed Amendments and Proposed Waiver.  The tax treatment of a U.S. Holder will depend upon whether, for U.S. federal income tax purposes, the adoption of the Proposed Amendments and Proposed Waiver and the receipt of the Consent Fee constitute a “significant modification” to the Securities, which would result in a deemed exchange (the “Deemed Exchange”) of the Securities for new securities (the “New Securities”).

If neither the adoption of the Proposed Amendments and Proposed Waiver nor the receipt of the Consent Fee results in a significant modification with respect to the Securities, such events will not constitute a Deemed Exchange.

Treasury regulations specifically address whether or not the modifications to the terms of a debt instrument will result in a deemed exchange of that debt instrument for U.S. federal income tax purposes.  Generally, the modification of the terms of a debt instrument will be treated as a deemed exchange of an old debt instrument for a new debt instrument if such modification is a significant modification.  Under applicable Treasury regulations, the modification of a debt instrument generally is a significant modification only if, among other things, based on all the facts and circumstances and taking into account all modifications (other than certain specified modifications) of the debt instrument collectively, the modification effects an alteration of the legal rights and obligations under such instruments in a manner that is “economically significant.”

The regulations, however, provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification.  The Proposed Amendments and Proposed Waiver should be viewed as merely altering or deleting customary accounting or financial covenants and therefore not a significant modification.

In addition, the regulations provide specific rules for determining whether a change in yield constitutes a significant modification. A change in the yield of a debt instrument is a significant modification under the regulations if the yield of the modified instrument (determined by taking into account any payments made to the U.S. Holder as consideration for the modification) varies from the yield on the unmodified instrument (determined as of the date of the modification) by more than the greater of 25 basis points or 5 percent of the annual yield of

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the unmodified instrument. Due to the amount of the Consent Fee, the payment of the Consent Fee would not result in a significant modification.

Accordingly, U.S. Holders should not recognize any gain or loss for U.S. federal income tax purposes upon the adoption of the Proposed Amendments and Proposed Waiver and should have the same adjusted tax basis and holding period in their Securities after the adoption of the Proposed Amendments and Proposed Waiver that such U.S. Holders had in such Securities immediately before such adoption. Even if the IRS took the position that there was a significant modification, the Deemed Exchange would likely be treated as a recapitalization and therefore have the same U.S. federal income tax consequences as those described in the preceding sentence. However, U.S. Holders should be aware that the conclusions set forth above are not binding on the IRS or the courts, and no ruling is being requested from the IRS.

In light of the complexity of the applicable rules, U.S. Holders are encouraged to consult their tax advisors regarding the risk that the adoption of the Proposed Amendments and Proposed Waiver constitutes a significant modification for U.S. federal income tax purposes and the tax consequences to them if the events are so treated.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment of a Consent Fee to a U.S. Holder. A U.S. Holder generally will be subject to backup withholding on the Consent Fee, if paid, unless such U.S. Holder (i) certifies that it is a corporation or comes within certain other exempt categories, or (ii) provides a correct taxpayer identification number, certifies that it is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules.  The amount of any backup withholding from the Consent Fee, if paid, will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

Although it is not entirely clear that withholding of U.S. federal income tax is applicable to the payment of the Consent Fee to a Non-U.S. Holder, we intend to withhold such tax from any Consent Fee paid to a Non-U.S. Holder at a rate of 30 percent, unless the Non-U.S. Holder provides to the applicable withholding Agent a properly executed (a) IRS Form W-8BEN (or a permissible substitute) claiming an exemption from (or reduction in) withholding under the benefit of an applicable income tax treaty or (b) IRS Form W-8ECI stating that the Consent Fee is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.  Non-U.S. Holders should consult their own tax advisors regarding the availability of a refund of any tax withheld.

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WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov, and at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. In addition, the Company’s filings with the SEC are available on its website, www.phoenixwm.com in the Investor Relations section, under the heading “SEC Filings.” As described above, we have not yet filed our Delayed SEC Report and have announced that we have concluded that certain Previously Issued Financial Statements can no longer be relied upon. See “Recent Developments – Restatements” beginning on page 7 and “Risk Factors” beginning on page 20.

We refer you to the following documents, which we have filed with, or furnished to, the SEC:

●	our Current Reports on Form 8-K filed on November 8, 2012 and November 20, 2012; and

●	our Form 12b-25 Notification of Late Filing of a Form 10-Q for the period ended September 30, 2012.

We specifically do not incorporate any of our historical financial statements and related materials in this Statement. If we, in our sole determination, make a material change in the terms of this Solicitation or in the information concerning this Solicitation or if we waive a material condition to this Solicitation, or terminate this Solicitation prior to the Expiration Date, we will disclose such change or waiver in a public announcement and, if required by applicable law, disseminate additional solicitation materials. However, if a Specified Material Event occurs, we will notify the Information and Tabulation Agent and the Solicitation Agent of such Specified Material Event and, thereafter, disseminate additional solicitation materials such that Holders will be given an opportunity to change their previously delivered Consent and deliver a new Consent in connection with such Specified Material Event. Without limiting the manner in which we may choose to make any public announcements, we will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a news release to any appropriate news agency.

You may request a copy of these filings by writing, or telephoning, e-mailing or downloading documents.

The Phoenix Companies, Inc.
One American Row
Hartford, CT 06102-5056
Attention: Corporate Secretary

Telephone: (860) 403-7100
E-mail: corporate.secretary@phoenixwm.com

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The information on any web site which might be accessible through a hyperlink resulting from this or any other URL referenced in this Statement is not intended to be part of this Statement and is not incorporated herein by reference.

You should rely only on the information provided in this Statement and in our referenced filings. We have not authorized anyone to provide you with different information. You should not assume that the information in this Statement is accurate as of any date other than that on the front cover of this Statement.

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SOLICITATION AGENT; INFORMATION AND TABULATION AGENT

In connection with this Solicitation, we have retained Morgan Stanley & Co. LLC to serve as our Solicitation Agent and D.F. King & Co., Inc. to serve as our Information and Tabulation Agent. We have agreed to indemnify the Information and Tabulation Agent and the Solicitation Agent against certain liabilities and expenses. At any time, the Solicitation Agent may trade the Securities for its own account or for the accounts of its customers and, accordingly, may have a long or short position in the Securities. The Solicitation Agent and its affiliates have provided in the past, and may be currently providing, other investment banking, commercial banking and/or financial advisory services to us.

We have not authorized any person (including the Information and Tabulation Agent and the Solicitation Agent) to give any information or make any representations in connection with this Solicitation other than as set forth herein and, if given or made, such information or representations must not be relied upon as having been authorized by us, the Trustee, the Information and Tabulation Agent, the Solicitation Agent or any other person.

Requests for assistance in filling out and delivering Consents or for additional copies of this Statement or the Consent may be directed to the Information and Tabulation Agent at its address and telephone number set forth on the back cover of this Statement. Holders may request a copy of the Indenture from the Information and Tabulation Agent.

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ATTACHMENT A

NEWS RELEASE

One American Row
PO Box 5056
Hartford CT 06102-5056
www.phoenixwm.com

For Immediate Release

Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. (PNX) Announces Corrected Estimated Third Quarter 2012 Results; Changes to Income Taxes, Net Loss, Operating Loss and Total Stockholders’ Equity

•	Third quarter 2012 net loss of $45.8 million, operating loss of $62.6 million and pre-tax operating loss of $80.7 million

•	Loss driven by charge related to annual actuarial assumption review and adverse mortality

•	Phoenix Life Insurance Company statutory surplus and asset valuation reserve at $944.4 million and estimated risk-based capital ratio at 391% at Sept. 30, 2012

•	Holding company liquidity of $124.0 million at Sept. 30, 2012

Hartford, Conn., Nov. 20, 2012 – The Phoenix Companies, Inc. (NYSE:PNX) today reported estimated results for the third quarter of 2012. This report follows the company’s Nov. 8, 2012 announcement that it would restate its previously issued GAAP financial statements for the years ended December 31, 2011, 2010 and 2009, the interim periods for 2011, and the first and second quarters of 2012. Since there may be changes to prior period results, the company is not providing comparisons of any third quarter or nine-month 2012 results to any prior periods until the restated financial statements have been filed with the Securities and Exchange Commission.

The estimated third quarter 2012 GAAP results represent unaudited interim results prepared by management. The company has not closed its books and records for the third quarter of 2012 and continues to review these estimated results. The amounts disclosed herein are subject to change pending the completion of our previously announced restatement and the closing of our books for the third quarter of 2012, and any such change may be material.

A-1

Phoenix reported a third quarter 2012 net loss of $45.8 million, or $8.04 per share, which includes operating losses partially offset by strong realized investment gains.

Phoenix reported a third quarter 2012 operating loss, a non-GAAP measure, of $62.6 million, or $10.98 per share. The third quarter 2012 operating loss before taxes was $80.7 million, or $14.16 per share, driven primarily by a $63.4 million charge resulting from the company’s annual review of actuarial assumptions and an estimated $23 million of adverse mortality.

Per share amounts reflect the 1-for-20 reverse stock split effected on August 10, 2012.

“We are working diligently to complete the restatement. In the meantime, we believe it is important to report our estimated third quarter 2012 results to the extent possible before our financial statements are filed with the SEC,” said James D. Wehr, president and chief executive officer.

“While we had a GAAP loss this quarter, we delivered solid performance in our key fundamentals and took several actions that enhance the company’s financial position and support growth initiatives. The largest driver of the loss, the charge resulting from our annual actuarial assumption review, reflects our projection that the sustained low interest rate environment will continue. Adverse mortality, the other major earnings driver, is expected to happen from time to time, but our long-term mortality experience remains favorable to expectations,” Mr. Wehr said.

“This quarter, Phoenix continued to generate statutory capital, maintain strong persistency rates and deliver profitable annuity sales against the headwinds of the low interest rate environment. In addition, Saybrus Partners made further progress in its third-party business,” he said.

“We began redeploying some of the capital built over the past two and half years, combining debt and planned share repurchases in order to reduce leverage and increase book value per share, earnings per share and return on equity,” Mr. Wehr said. “We understand the importance of balancing capital management activities with a strong capital position,” he added.

“The management team is committed to building on these strengths and opportunities to position us more effectively to grow the business,” Mr. Wehr concluded.

A-2

THIRD QUARTER ESTIMATED EARNINGS SUMMARY

($ in millions)	Third Quarter 2012
Loss From Continuing Operations Before Income Taxes	$(50.0)
Income Tax Benefit	(4.1)
Loss From Continuing Operations	$(45.9)
Income From Discontinued Operations, Net of Income Taxes	0.1
Net Loss	$(45.8)
Less:
Net Realized Investment Gains[1]	22.8
Fixed Indexed Annuity Derivatives[2]	(6.1)
Discontinued Operations[3]	0.1
Operating Loss [4]	$(62.6)
Applicable Income Tax Benefit	(18.1)
Operating Loss Before Taxes[4]	$(80.7)

Earnings Per Share Summary
Net Loss Per Share
Basic	$(8.04)
Diluted	$(8.04)
Operating Loss Per Share
Basic	$(10.98)
Diluted	$(10.98)
Operating Loss Before Taxes Per Share
Basic	$(14.16)
Diluted	$(14.16)
Weighted Average Shares Outstanding[5] (in millions)
Basic	5.7
Diluted	5.7

1 Net realized investment gains (losses) and related deferred acquisition cost amortization, tax and other related offsets are excluded from operating income (loss) because the amount and timing may be subject to management’s investment decisions. This adjustment includes changes in net income (loss) related to fixed indexed annuity options purchased to fund annual index credits as they fluctuate from quarter to quarter based upon the changes in fair value.

2 Operating income (loss) excludes changes in net income (loss) related to fixed indexed annuity embedded derivatives as they fluctuate from quarter to quarter based upon assumptions used to discount embedded derivative liabilities. Operating income (loss) is also adjusted to include amortization of option premium and proceeds received upon options expiring specific to fixed indexed annuities.

3 Net of taxes.

4 Operating income (loss), as well as components of and financial measures derived from operating income (loss), are non-GAAP financial measures. Management believes that these measures provide investors with additional insight into the underlying trends in our operations. In addition, these are internal performance measures we use in the management of our operations, including our compensation plans and planning processes. Net income (loss) and net income (loss) per share are the most directly comparable GAAP measures. Our non-GAAP financial measures should not be considered as substitutes for net income (loss) and net income (loss) per share and may be different from similarly titled measures of other companies. Therefore, investors should evaluate both GAAP and non-GAAP financial measures when reviewing our performance.

5Weighted average shares outstanding reflect the 1-for-20 reverse stock split effected on August 10, 2012.

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THIRD QUARTER 2012 ESTIMATED OPERATING RESULTS

•	The third quarter 2012 operating loss before taxes of $80.7 million was driven primarily by a $63.4 million charge resulting from the annual actuarial assumption review and an estimated $23 million of adverse mortality.

•	Third quarter 2012 total individual life surrenders were at an annualized rate of 5.2%, and closed block life policies were at an annualized rate of 5.0%.

•	Third quarter 2012 annuity surrenders were at an annualized rate of 9.7%.

•	While adverse mortality experience contributed an estimated $23 million to the third quarter 2012 loss, long-term mortality results remain favorable to expectations. Third quarter 2012 mortality in the closed block was favorable.

•	Annuity deposits were $211.1 million for the third quarter of 2012, driven by sales of updated products launched in June 2012, which are gaining traction in the marketplace. The company expects to finish the year with approximately $850 million of annuity deposits, compared with its previously stated target of approximately $1 billion.

•	Net annuity flows (deposits less surrenders) were $93.3 million for the third quarter of 2012. Annuity funds under management were $5.0 billion at Sept. 30, 2012.

•	Life insurance annualized premium was $0.8 million for the third quarter of 2012. Gross life insurance in-force at Sept. 30, 2012 was $116.5 billion.

•	Saybrus Partners had $0.7 million of EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), including inter-company revenues, for the third quarter of 2012. Saybrus revenues were $5.9 million for the third quarter of 2012, driven by strong third-party revenues.

ESTIMATED REALIZED AND UNREALIZED GAINS AND LOSSES

Total net realized gains were $37.3 million for the third quarter of 2012, driven by strong investment gains and an $11.8 million gain from the repurchase of surplus notes. Net other-than-temporary impairment losses remained below long-term market averages at $6.5 million for the third quarter of 2012. The impairment losses in the third quarter of 2012 were largely in structured securities. Derivative losses of $5.6 million for the third quarter of 2012 were driven primarily by a surplus hedge.

Net unrealized gains on fixed income securities were $938.7 million at Sept. 30, 2012.

ESTIMATED BALANCE SHEET AND LIQUIDITY

At Sept. 30, 2012, cash and securities at the holding company were $124.0 million. Phoenix Life Insurance Company paid a $15.0 million dividend to the holding company in the third quarter of 2012.

The proportion of below investment grade bonds in the portfolio was 8.0% at Sept. 30, 2012.

Debt-to-total-capital was 27.0% at Sept. 30, 2012, reflecting the repurchase of surplus notes in the third quarter of 2012. Phoenix has no debt maturities until 2032.

Total stockholders’ equity at Sept. 30, 2012 was $889.5 million.

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THIRD QUARTER 2012 STATUTORY RESULTS FOR PHOENIX LIFE INSURANCE COMPANY

Phoenix Life Insurance Company, the principal operating subsidiary of The Phoenix Companies, Inc., is domiciled in New York and files quarterly and annual statutory financial statements with the New York Department of Financial Services. Phoenix Life Insurance Company filed its third quarter 2012 statutory financial statements on Nov. 9, 2012.

The errors to be corrected by the restatement of Phoenix’s GAAP financial results are not expected to have a material impact on Phoenix Life Insurance Company’s statutory financial results or any subsidiaries’ risk-based capital computations. As previously reported, the following are Phoenix Life Insurance Company’s third quarter 2012 statutory highlights:

•	Statutory net gain from operations was $17.5 million and statutory net income was $16.8 million for the third quarter of 2012.

•	Statutory surplus and asset valuation reserve was $944.4 million at Sept. 30, 2012, net of the $54.0 million in dividends paid to the holding company during the first nine months of the year.

•	Estimated risk-based capital ratio was 391% at Sept. 30, 2012.

OTHER ITEMS

•	The company conducted its annual actuarial assumption review during the third quarter of 2012 and updated its best estimate assumptions used in calculating deferred policy acquisition costs, policy reserves and unearned revenues. Major updated projection assumptions include investment income, interest margins, reinsurance recapture, lapses and premium persistency. The review incorporated Phoenix’s experience, industry studies and market conditions. Assumption changes resulted in a $63.4 million charge driven primarily by the expectation that the sustained low interest rate environment will continue. This charge excludes $9.1 million in favorable adjustments related to fixed indexed annuities that are not included in operating income.

•	On Nov. 8, 2012, the company filed a Current Report on Form 8-K with the Securities and Exchange Commission disclosing under Item 4.02 that it will restate its GAAP financial statements for the years ended December 31, 2011, 2010 and 2009, the interim periods for 2011, and the first and second quarters of 2012.

o	The restatement will correct certain errors relating to the classification of items on the consolidated statement of cash flows in these prior periods. Management does not expect the restatement to have a material impact on beginning and ending balances or the total change in cash and cash equivalents that were previously reported for the periods. As part of the restatement, the company will adjust the financial statements for errors identified and corrected during prior periods, recording the adjustments in the appropriate historical period. Additional errors identified subsequent to the filing of Form 10-Q for the period ended June 30, 2012, which may affect prior periods, will be assessed for materiality and corrected in connection with the restatement.

o	The company is delaying the filing of its third quarter 2012 Form 10-Q pending the filing of the restated financial results with the Securities and Exchange Commission, which is expected to be prior to the timely filing of its Annual Report on Form 10-K for the year ended December 31, 2012.

•	The company previously announced two capital management actions:

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o	On Sept. 21, 2012, Phoenix Life Insurance Company repurchased a total of $48.3 million par amount of its outstanding 7.15% surplus notes due 2034 for the aggregate consideration of $36.2 million.

o	On Sept. 20, 2012, Phoenix’s Board of Directors authorized a program to repurchase outstanding shares of common stock up to an aggregate amount of $25 million. The company does not intend to commence the program until after filing its restated financial statements.

CONFERENCE CALL

The Phoenix Companies, Inc. will host a conference call today (Nov. 20) at 1 p.m. EST to discuss with the investment community Phoenix’s estimated third quarter 2012 financial results and other matters. The conference call will be broadcast live over the Internet at www.phoenixwm.com in the Investor Relations section. The call also can be accessed by telephone at 773-799-3641 (Passcode: PHOENIX). A replay of the call will be available through Dec. 5, 2012 by telephone at 402-220-4706 and on Phoenix’s Web site.

ABOUT PHOENIX

The Phoenix Companies, Inc. (NYSE:PNX) is a boutique life insurance and annuity company serving customers’ retirement and protection needs through select independent distributors. Headquartered in Hartford, Connecticut, Phoenix has a history of keeping its promises since 1851. For more information, visit www.phoenixwm.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to trends in, or representing management’s beliefs about our future transactions, strategies, operations and financial results, and often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us. They are not guarantees of future performance. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: (i) unfavorable general economic developments including, but not limited to, specific related factors such as the performance of the debt and equity markets; (ii) the potential adverse affect of interest rate fluctuations on our business and results of operations; (iii) the impact on our results of operations and financial condition of any required increase in our reserves for future policyholder benefits and claims if such reserves prove to be inadequate; (iv) the possibility that mortality rates, persistency rates, funding levels or other factors may differ significantly from our assumptions used in pricing products; (v) the effect of limited access to external sources of liquidity and financing; (vi) the effect of guaranteed benefits within our products; (vii) potential exposure to unidentified or unanticipated risk that could adversely affect our businesses or result in losses; (viii) the consequences related to variations in the amount of our statutory capital could

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adversely affect our business; (ix) the possibility that we may not be successful in our efforts to implement a business plan focused on new market segments; (x) changes in our investment valuations based on changes in our valuation methodologies, estimations and assumptions; (xi) the impact of downgrades in our debt or financial strength ratings; (xii) the availability, pricing and terms of reinsurance coverage generally and the inability or unwillingness of our reinsurers to meet their obligations to us specifically; (xiii) our ability to attract and retain key personnel in a competitive environment; (xiv) our dependence on third parties to maintain critical business and administrative functions; (xv) the strong competition we face in our business from banks, insurance companies and other financial services firms; (xvi) our reliance, as a holding company, on dividends and other payments from our subsidiaries to meet our financial obligations and pay future dividends, particularly since our insurance subsidiaries’ ability to pay dividends is subject to regulatory restrictions; (xvii) the potential need to fund deficiencies in our closed block; (xviii) tax developments may affect us directly or indirectly through the cost of, the demand for or profitability of our products or services; (xix) the possibility that the actions and initiatives of the federal and state governments, including those that we elect to participate in, may not improve adverse economic and market conditions generally or our business, financial condition and results of operations specifically; (xx) regulatory developments or actions may harm our business; (xxi) legal actions could adversely affect our business or reputation; (xxii) potential future material losses from our discontinued reinsurance business; (xxiii) changes in accounting standards; (xxiv) the potential effect of a material weakness in our internal control over financial reporting on the accuracy of our reported financial results; (xxv) the expected benefits of the reverse stock split may not be realized or maintained; (xxvi) the company’s ability to produce restated financial results and provide estimated and final third quarter and year-end 2012 financial information in the anticipated timeframes; and (xxvi) other risks and uncertainties described herein or in any of our filings with the SEC. Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.” You are urged to carefully consider all such factors. We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this press release, even if such results changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this press release, such statements or disclosures will be deemed to modify or supersede such statements in this press release.

###

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The Information and Tabulation Agent for this Solicitation is:

D.F. KING & CO., INC.

48 Wall Street, 22nd Floor
New York, NY 10005
Banks and brokers call (collect): +1 (212) 269-5550
All others call toll free: +1 (800) 829-6551
Fax: +1 (212) 809-8838
Email: pfx@dfking.com

Any questions or requests for assistance or for additional copies of this Statement or related documents may be directed to the Information and Tabulation Agent at one of its telephone numbers set forth above. A Holder (or a beneficial owner that is not a Holder) may also contact the Solicitation Agent or the Information and Tabulation Agent at their respective telephone numbers set forth above and below or its broker, dealer, commercial bank, trust company or other nominee for assistance concerning this Solicitation.

The Solicitation Agent for this Solicitation is:

MORGAN STANLEY & CO. LLC

1585 Broadway | Floor 04
New York, NY 10036
Attn: Liability Management
Toll-Free: +1 (800) 624-1808
Collect: +1 (212) 761-1057

THE PHOENIX COMPANIES, INC.

FORM OF CONSENT

For Consents to the Amendments to Indenture and Waiver

With Respect to

$300,000,000 7.45% Quarterly Interest Bonds due 2032 (CUSIP 71902E 20 8) (NYSE:PFX)

In Consideration of a Consent Fee of $0.0625 per $25 principal amount of the Securities

Pursuant to the Consent Solicitation Statement, dated December 12, 2012

To D.F. King & Co., Inc., as Information and Tabulation Agent

By facsimile transmission:
(for Eligible Institutions only)
+1 (212) 809-8838
Confirmation:
+1 (212) 493-6996
Attn: Elton Bagley

By e-mail:
pfx@dfking.com

By Registered Mail, Overnight Courier or by Hand:

48 Wall Street, 22nd floor
New York, New York 10005

THE SOLICITATION WITH RESPECT TO THE SECURITIES WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 15, 2013 (OR SUCH DATE AND TIME TO WHICH THE COMPANY MAY EXTEND IT WITH RESPECT TO THE SECURITIES FROM TIME TO TIME, THE “EXPIRATION DATE”).

CONSENTS ARE TO BE DELIVERED TO THE INFORMATION AND TABULATION AGENT ON OR BEFORE THE EXPIRATION DATE.

IN CONNECTION WITH THE SOLICITATION, HOLDERS CANNOT REVOKE CONSENTS ONCE DELIVERED.

The Solicitation is being made by The Phoenix Companies, Inc. (the “Company”) pursuant to the Consent Solicitation Statement dated December 12, 2012 (the “Statement”) only to Holders of record of the Securities as of 5:00 p.m. New York City time on December 11, 2012 (as the same may be changed from time to time as provided in the Statement, the “Record Date”). In connection with the Solicitation, Holders cannot revoke Consents once delivered. Capitalized terms used but not defined in this form of Consent (this “Consent”) have the meanings set forth in the Statement, unless otherwise defined herein.

The instructions contained in the Statement and this Consent should be read carefully before this Consent is completed. None of the Company, the Solicitation Agent, the Information and Tabulation Agent, the Trustee or any of their affiliates is making any recommendation as to whether or not you should Consent. You must make your own decision after reading the Statement, this Consent, and any other materials disseminated to you, or to which the Company refers you, in connection with the Solicitation, and after consulting with your financial and other advisors.

As of the Record Date, all $300,000,000 principal amount of the Securities were held of record by The Depository Trust Company (“DTC”) or its nominee on behalf of participants in DTC (“DTC Participants”). For purposes of the Solicitation, DTC has authorized DTC Participants set forth in the position listing of DTC as of the Record Date to execute and deliver Consents as if they were Holders of the Securities held of record in the name of DTC or in the name of its nominee. Any beneficial owner whose Securities are held through a broker, dealer, commercial bank, trust company or other nominee who wishes to deliver a Consent should contact the Holder of its Securities promptly and instruct such Holder to deliver a Consent on its behalf.

Holders who wish to deliver a Consent to the Proposed Amendments and Proposed Waiver should mail, hand deliver, send by overnight courier or send by facsimile or e-mail (confirmed by physical delivery) their properly completed and duly executed Consent and any other required documents to the Information and Tabulation Agent at its facsimile number, e-mail address or mailing address set forth above for receipt on or prior to the relevant Expiration Date. The method of delivery of this Consent and all other required documents to the Information and Tabulation Agent is at the risk of the Holder, and the delivery will be deemed made only when actually received by the Information and Tabulation Agent. In all cases, sufficient time should be allowed to assure timely delivery. No Consent should be sent to any person other than the Information and Tabulation Agent. Notwithstanding the foregoing, the Company reserves the right (but is not obligated) to accept any Consent received by it, the Trustee or the Solicitation Agent and by any other reasonable means or in any form that reasonably evidences the giving of Consent to the Proposed Amendments and Proposed Waiver.

If certain conditions set forth in the Statement are satisfied, the Company will pay to each Holder who has delivered a valid Consent a cash payment equal to $0.0625 per $25 principal amount of Securities to which the Consent relates (the “Consent Fee”). Subject to the conditions set forth in the Statement, the Consent Fee will be paid promptly after the Expiration Date (but no later than ten days after the Expiration Date) by deposit of funds with the Information and Tabulation Agent acting as agent for the Holders for the purpose of receiving payments from the Company and transmitting such payments to the Holders. With respect to any Consents validly received and accepted from a beneficial owner with holdings in an aggregate principal amount of Securities less than or equal to $250,000, the Company will pay, if applicable, any relevant Retail Processing Dealer (as defined in the Statement) a cash payment equal to $0.0625 per $25 principal amount of Securities to which such Consent relates (the “Retail Processing Fee”). Calculations of the Consent Fee and the Retail Processing Fee will be rounded up to the nearest cent. Holders who do not provide Consent prior to the Expiration Date will not receive the Consent Fee.

CONSENT

NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned acknowledges receipt of the Statement and that the terms and conditions of the Statement shall be incorporated in, and form a part of, this Consent which shall be read and construed accordingly. The effectiveness of the Proposed Amendments and Proposed Waiver and payment of any Consent Fee is subject to the conditions set forth in the Statement under “The Solicitation – Conditions to the Payment of the Consent Fee, the Retail Processing Fee and the Effectiveness of the Consents.”

The undersigned hereby acknowledges, represents, warrants and agrees that (i) the undersigned is a Holder, or duly designated proxy, of the Securities indicated in the Signature Annex and has full power and authority to take the action indicated below in respect of such Securities, (ii) in evaluating the Solicitation, the undersigned has made its own independent appraisal of the Solicitation and is not relying on any statement, representation or warranty, express or implied, made by the Trustee, the Solicitation Agent or the Information and Tabulation Agent not contained in the Statement or this Consent, (iii) the undersigned is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, and (iv) the Company has made available to the undersigned or its agents all documents and information requested by it or on its behalf relating to the Proposed Amendments and the Proposed Waiver, including the Statement. The representations of the undersigned shall be deemed to be repeated and reconfirmed on the Expiration Date (if not already elapsed at the time of giving this Consent). The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to properly deliver the undersigned’s Consent.

In addition, the undersigned acknowledges that, (i) the undersigned must comply with the provisions of this Consent, and complete the information required herein, to validly deliver a Consent to the Proposed Amendments and Proposed Waiver, (ii) a Consent delivered pursuant to any one of the procedures described under the heading “The Solicitation – Procedures for Providing Consents” in the Statement will constitute a binding agreement between the undersigned and the Company subject to the terms and conditions of the Solicitation contained in the Statement and herein, and (iii)  in connection with the Solicitation, the undersigned cannot revoke a Consent once delivered.

The undersigned acknowledges that by submitting this Consent it hereby waives, in accordance with Section 513 of the Indenture, any and all defaults and Events of Default relating to the Securities and the Indenture described in the Statement that have occurred under the Indenture before the effectiveness of the Proposed Amendments. By delivering its Consent, the undersigned further acknowledges that it is and shall be deemed to be agreeing and acknowledging that it approves the Proposed Amendments and Proposed Waiver in their entirety and the substance of the Supplemental Indenture, the execution and delivery thereof, the adoption and implementation thereof and all related matters (and directs the Trustee to enter into the Supplemental Indenture), and waives and releases any objections, claims and causes of action in respect of or related to any of the foregoing against any of the Company, the Solicitation Agent, the Trustee or the Information and Tabulation Agent and their respective officers, employees, attorneys, advisors, directors and affiliates.

Execution and delivery of a Consent by the Holders of a majority in aggregate principal amount of outstanding Securities shall constitute notice to the Trustee of the Proposed Amendments and Proposed Waiver.

The undersigned acknowledges that by submitting this Consent, it is giving its Consent to the Proposed Amendments and Proposed Waiver with respect to the aggregate principal amount of Securities specified in the Signature Annex, and that this Consent relates to the aggregate principal amount of Securities the undersigned specified by completing the appropriate spaces in the Signature Annex.

Unless otherwise specified in the Signature Annex below, this Consent relates to the total aggregate principal amount of Securities held of record by the undersigned at the close of business on the Record Date. If this Consent relates to less than the total aggregate principal amount of Securities so held, the undersigned must list on the relevant table in the Signature Annex below the principal amount of Securities for which its Consent is given.

The undersigned authorizes the Information and Tabulation Agent to deliver this Consent and any proxy delivered in connection herewith to the Company and the Trustee as evidence of the undersigned’s actions with respect to this Consent.

In the event of any inconsistency between the terms of this Consent and the Statement, the terms of the Statement shall govern. The undersigned acknowledges that the Company expressly reserves the right to terminate the Solicitation in respect of the Securities for any reason on or prior to the Expiration Date. If the Solicitation in respect of the Securities is terminated, then each Consent in respect of the Securities will be voided and no Consent Fee will be paid.

All questions as to the form of documents and validity, eligibility (including time of receipt), delivery and revocation of the Consent will be determined by the Company in its sole discretion, and the Company’s determination will be final and binding absent a finding to the contrary by a court of competent jurisdiction.

HOLDERS OF SECURITIES SHOULD NOT TENDER OR DELIVER SECURITIES AT ANY TIME.

SIGNATURE ANNEX

THE PHOENIX COMPANIES, INC. – Consent Solicitation Statement, dated December 12, 2012

A DTC Participant must execute this Consent exactly as its name appears on DTC’s position listing as of the Record Date.

1.	The DTC Participant signing this Signature Annex is:

DTC Participant Account Number

Name:

Address:

Contact Person:

Tax Identification Number:

Telephone:

E-mail address:

2.	By executing this Consent, the Holder hereby:

☐	provides its Consent to the Proposed Amendments and Proposed Waiver; or

☐	withholds its Consent.

If this Consent is executed and no election is made with respect to this Item 2, the undersigned will be deemed to have consented to the Proposed Amendments and Proposed Waiver.

3.	The Securities with respect to which this Signature Annex relates and with respect to which you Consent to the Proposed Amendments and Proposed Waiver are:

Securities	CUSIP	Principal Amount of Securities for which Consent is being given

7.45% Quarterly Interest Bonds due 2032	71902E 20 8	$

If no principal amount is indicated in this Item 3, this Consent will be deemed to relate to the entire aggregate principal amount of Securities beneficially owned by the undersigned as set forth in the position listing of DTC as of the Record Date.

4.	The undersigned hereby makes all acknowledgments, representations, warranties, agreements and authorizations described in this Consent and the Statement to which this Signature Annex relates.

Signature of Authorized Signatory:

Name of Authorized Signatory and Title:

Name of Firm:

Address:

Telephone:

E-mail address:

Date:

5	The Consent Fee may be paid by wire transfer or by check. Please indicate below and if applicable please indicate in the boxes below any special payment instructions or special delivery instructions.
For payment by wire transfer: Complete Wire Transfer Instructions.

WIRE TRANSFER INSTRUCTIONS
(Please Print)

Bank Name:

City, State:

ABA/Routing #:

SWIFT #:

IBAN#:

Account Name:

Checking A/C #:

f/f/c #:

Re:

For payment by check: Complete Special Payment or Special Delivery Instructions, as applicable.

SPECIAL PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if a check for Consent Fee is to be issued in the name of and sent to someone other than the undersigned	To be completed ONLY if a check for Consent Fee is to be sent to someone other than the undersigned, or the undersigned at an address other than that indicated on the “Signature Annex” to this document

Issue Check to:	Mail Check to:

Name:	Name:
(Please Print)	(Please Print)

Address:
Address:

(Include Zip Code)

(Taxpayer Identification or Social Security Number(s)* of Payee)	(Include Zip Code)

* Please also complete the enclosed Substitute Form W-9

PAYER’S NAME:
SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service (IRS)	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT OR, IF YOU DO NOT HAVE A TIN, WRITE “APPLIED FOR” AND SIGN THE CERTIFICATION BELOW.	___________________________ Social Security Number OR ____________________________ Taxpayer Identification Number ☐ Exempt
Payer’s Request for Taxpayer Identification Number (TIN) Please fill in your name and address below. ___________________________ Name __________________________ Business Name

Part 2 — Certification — Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me),

(2)    I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)    I am a U.S. person (as defined for U.S. federal income tax purposes).

__________________________ Address (number and street) __________________________ City, State and Zip Code

Certification Instructions — You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). If you are exempt from backup withholding, check the box in Part 1 and see the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9”.

Signature: _______________________________    Date: _______________

YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR” ON SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number before payments are made, all reportable payments made to me will be subject to backup withholding.

Signature: ____________________________________    Date: _______________________________

THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

What Name and Number to Give the Requester

Name

If you are an individual, you must generally enter the name shown on your Social Security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your Social Security card, and your new last name. If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in Part I of the form.

Sole Proprietor—You must enter your individual name as shown on your Social Security card. You may enter your business, trade or “doing business as” name on the business name line.

Limited Liability Company (LLC)—If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations § 301.7701-3, enter the owner’s name. Enter the LLC’s name on the business name line. A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Other Entities—Enter the business name as shown on required federal income tax documents. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade or “doing business as” name on the business name line.

Taxpayer Identification Number (TIN)

You must enter your taxpayer identification number in the appropriate box. If you are a resident alien and you do not have and are not eligible to get a Social Security number, your taxpayer identification number is your IRS individual taxpayer identification number (ITIN). Enter it in the Social Security number box. If you do not have an individual taxpayer identification number, see How to Get a TIN below. If you are a sole proprietor and you have an employer identification number, you may enter either your Social Security number or employer identification number. However, using your employer identification number may result in unnecessary notices to the requester, and the IRS prefers that you use your Social Security number. If you are an LLC that is disregarded as an entity separate from its owner under Treasury regulations § 301.7701-3, and are owned by an individual, enter the owner’s Social Security number. If the owner of a disregarded LLC is a corporation, partnership, etc., enter the owner’s employer identification number. See the chart below for further clarification of name and TIN combinations.

Social Security numbers (SSN’s) have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers (EIN’s) have nine digits separated by only one hyphen: i.e. 00-0000000.

The table below will help determine the number to give the requester.

GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

For this type of account:	Give Name and TIN of:

1. Individual	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4. a. The usual revocable savings trust (grantor is also trustee) b. The so-called trust account that is not a legal or valid trust under state law	The grantor-trustee(1) The actual owner(1)

5. Sole proprietorship or single owner LLC not described in 7	The owner(3)

6. A valid trust, estate or pension trust	Legal entity(4)

7. Corporation or LLC electing corporate status on IRS Form 8832	The corporation
8. Association, club, religious, charitable, educational or other tax-exempt organization	The organization

9. Partnership or multimember LLC	The partnership or LLC

10. A broker or registered nominee	The broker or nominee

11. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s Social Security number.
(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your Social Security number or employer identification number (if you have one).

(4)	List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note:   If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

     How to Get a TIN

 If you do not have a taxpayer identification number, apply for one immediately. To apply for a Social Security number, get Form SS-5, Application for a Social Security Number Card, from your local Social Security Administration office. Get Form W-7 to apply for an individual taxpayer identification number or Form SS-4, Application for Employer Identification Number, to apply for an employer identification number. You can get Forms W-7 and SS-4 from the IRS.

If you do not have a taxpayer identification number, write “Applied For” in the space for the taxpayer identification number, sign and date the form (including the Certificate of Awaiting Taxpayer Identification Number), and give it to the requester.

Note:   Writing “Applied For” means that you have already applied for a taxpayer identification number or that you intend to apply for one soon.

Exemption From Backup Withholding

Payees Exempt From Backup Withholding
Individuals (including sole proprietors and LLCs disregarded as entities separate from their individual owners) are NOT automatically exempt from backup withholding.

For interest and dividends, the following payees are generally exempt from backup withholding:

1)	An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), an individual retirement account (IRA), or a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of section 401(f)(2) of the Code.
2)	The United States or any of its agencies or instrumentalities.

GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

3)	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
4)	A foreign government or any of its political subdivisions, agencies or instrumentalities.
5)	An international organization or any of its agencies or instrumentalities.
6)	A corporation.
7)	A foreign bank of central issue.
8)	A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.
9)	A real estate investment trust.
10)	An entity registered at all times during the tax year under the Investment Company Act of 1940.
11)	A common trust fund operated by a bank under section 584(a) of the Code.
12)	A financial institution (as defined for purposes of section 3406 of the Code).
13)	A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

14)	A trust exempt from tax under section 664 of the Code or described in section 4947 of the Code.

For broker transactions, persons listed in items 1-12, above, as well the persons listed in items 15-16, below, are exempt from backup withholding.

15)	A futures commission merchant registered with the Commodity Futures Trading Commission.

16)	A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker.

Payments Exempt From Backup Withholding Dividends and patronage dividends that are generally exempt from backup withholding include:

•	Payments to nonresident aliens subject to withholding under section 1441 of the Code.
•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.
•	Payments of patronage dividends not paid in money.
•	Payments made by certain foreign organizations.

•	Payments made by an ESOP pursuant to section 404(k) of the Code.

Interest payments that are generally exempt from backup withholding include:

•	Payments of interest on obligations issued by individuals. Note, however, that such a payment may be subject to backup withholding if the amount of interest paid during a taxable year in the course of the payor’s trade or business is $600 or more, and you have not provided your correct taxpayer identification number or you have provided an incorrect taxpayer identification number to the payer.
•	Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).
•	Payments described in section 6049(b)(5) of the Code to nonresident aliens.
•	Payments on tax-free covenant bonds under section 1451 of the Code.

•	Payments made by certain foreign organizations.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code, and the Treasury regulations thereunder.

If you are exempt from backup withholding, you should still complete and Me Substitute Form W-9 to avoid possible erroneous backup withholding. Enter your correct taxpayer identification number in Part 1, write “Exempt” in Part 2, and sign and date the form and return it to the requester.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

Privacy Act Notice.–Section 6109 of the Code requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold at the applicable rate on payments of taxable interest, dividends and certain other items to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1)     Failure to Furnish Taxpayer Identification Number.–If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50.00 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)     Civil Penalty for False Information With Respect to Withholding.–If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500.00 penalty.

(3)     Criminal Penalty for Falsifying Information.–Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE

RETAIL PROCESSING DEALER FORM

As described in the Statement, any Consents received by a beneficial owner with holdings in an aggregate principal amount of Securities less than or equal to $250,000, The Phoenix Companies, Inc. will pay, if applicable, any relevant Retail Processing Dealer (as defined in the Statement) a cash payment equal to the Retail Processing Fee (as defined in the Statement). In order to be eligible to receive the Retail Processing Fee, a properly completed Consent must be received by the Information and Tabulation Agent prior to the Expiration Date, in accordance with the procedures for delivering Consents further described in the Consent and the Statement. We will, in our sole discretion, determine whether a broker has satisfied the criteria for receiving a Retail Processing Fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide Consents). Other than the foregoing, no fees or commissions have been or will be paid by us to any broker, dealer or other person in connection with this offer, with the exception of the Solicitation Agent and the Information and Tabulation Agent.

NAME AND ADDRESS OF BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR ANY OTHER ELIGIBLE RECIPIENT THAT SOLICITED INSTRUCTIONS TO SUBMIT

Name of Firm
(Please Print)

Attention of Individual at Firm
(Please Print)

Address: (Street)

(City, State/Province/Region and Zip/Postal Code)

(Country)

Telephone Number

If payment of the retail processing fee is to be made by wire transfer, include wire transfer instructions below:

Bank Name:	ABA#:

Account Name:	Account #:

Beneficial Owners tendering Securities

Beneficial Owners	Transaction Code Reference Number	Aggregate Principal Amount
Beneficial Owner #1
Beneficial Owner #2
Beneficial Owner #3
Beneficial Owner #4
Beneficial Owner #5

Attach additional list, if necessary and affix the list to this Retail Processing Dealer Form

Aggregate Retail Processing Dealer Fee:

* * * *

RETURN THIS RETAIL PROCESSING DEALER FORM TO THE INFORMATION AND TABULATION AGENT

The acceptance of compensation by such Retail Processing Dealer will constitute a representation by it that (a) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such processing; (b) it is entitled to such compensation for such processing under the terms and conditions of the Solicitation; (c) in processing a Consent, it has used no solicitation materials other than those furnished by The Phoenix Companies, Inc. in connection with the Solicitation and (d) if it is a foreign broker or dealer not eligible for membership in the Financial Institution Regulatory Authority (“FINRA”), it has agreed to conform to the FINRA’s Rules of Fair Practice in processing a Consent.

INSTRUCTIONS

(FORMING PART OF THE TERMS AND CONDITIONS OF THE CONSENT SOLICITATION)

1. Delivery of this Consent. Holders who wish to deliver a Consent to the Proposed Amendments and Proposed Waiver should mail, hand deliver, send by overnight courier or send by facsimile or e-mail (confirmed by physical delivery) their properly completed and duly executed Consent and any other required documents to the Information and Tabulation Agent at its facsimile number, e-mail address or mailing address set forth above for receipt on or prior to the relevant Expiration Date. The method of delivery of this Consent and all other required documents to the Information and Tabulation Agent is at the risk of the Holder, and the delivery will be deemed made only when actually received by the Information and Tabulation Agent. In all cases, sufficient time should be allowed to assure timely delivery. No Consent should be sent to any person other than the Information and Tabulation Agent. Notwithstanding the foregoing, the Company reserves the right (but is not obligated) to accept any Consent received by it, the Trustee or the Solicitation Agent and by any other reasonable means or in any form that reasonably evidences the giving of Consent to the Proposed Amendments and Proposed Waiver.

All Holders, by execution and delivery of this Consent or a facsimile hereof, waive any right to receive any notice of the acceptance of their Consent for the Solicitation.

2. Expiration Date. The Solicitation in respect of the Securities expires at 5:00 p.m. New York City time, on January 15, 2013, unless the Company, in its sole discretion, extends the Expiration Date. In the event the Company determines to extend the Expiration Date, it will notify the Information and Tabulation Agent in writing or orally (confirmed in writing) of any extension and will make a public announcement thereof, not later than 9:00 a.m., New York City time, on the first business day following the previously scheduled Expiration Date. The Company may extend the Solicitation on a daily basis or for such specified period of time as it may determine in its sole discretion. Failure by any Holder or beneficial owner of the Securities to be so notified or learn of such public announcement will not affect the extension of the Solicitation.

3. Questions Regarding Validity, Form, Legality, etc. All questions as to the form of documents and validity, eligibility (including time of receipt), conformity and regularity of and revocation of Consents will be determined by the Company, in its sole discretion, and its determination will be final and binding. The Company reserves the absolute right to reject any and all Consents that it determines are not in proper form or payment for which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right in its sole discretion to waive any defect or irregularity in the Consent of any particular Holder, whether or not similar defects or irregularities are waived in the case of any other Holders. The Company’s interpretation of the terms and conditions of the Solicitation (including the instructions in the Consent) will be final and binding. None of the Trustee, the Information and Tabulation Agent, the Solicitation Agent, the Company or any other person will be under any duty to give notification of any defects or irregularities in Consents or will incur any liability for failure to give any such notification.

4. Holders Entitled to Consent. Only Holders, or their duly designated proxies, are eligible to Consent to the Proposed Amendments and Proposed Waiver. Any beneficial owner whose Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee who wishes to deliver a Consent with respect to the Securities so registered must contact such broker, dealer, commercial bank, trust company or other nominee, as the Holder of such Securities, and instruct the nominee to complete, execute and deliver the Consent on the beneficial owner’s behalf on or prior to the Expiration Date. A beneficial owner of an interest in the Securities held in the account of a DTC Participant who wishes to deliver a Consent must properly instruct such DTC Participant to cause this Consent to be validly completed, executed and delivered on behalf of such beneficial owner.

The delivery of a Consent will not affect a Holder’s right to sell or transfer any Securities, and a sale or transfer of any Securities after the Record Date will not have the effect of revoking any Consent properly given by the Holder of such Securities. Each properly executed and delivered Consent will be counted notwithstanding any sale or transfer of any Securities to which such Consent relates. In connection with the Solicitation, Holders cannot revoke Consents once delivered.

5. Signatures on this Consent. This Consent must be executed in the name of the Holder in the same manner as the name of such Holder appears in the appropriate records of the Company as of the Record Date. If this Consent is signed by a DTC Participant whose name is shown on a security position listing as the Holder of the Securities to which this Consent relates, the signature must correspond with the name shown on the security position listing as the owner of such Securities.

If any of the Securities with respect to which this Consent is given were held of record on the Record Date by two or more joint Holders, all such Holders must sign this Consent. If any Securities with respect to which this Consent is given have different Holders, it will be necessary to complete, sign and submit as many separate copies of this Consent and any necessary accompanying documents as there are different Holders. If this Consent is signed by trustees, partners, executors, administrators, guardians, duly designated proxies, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons must indicate such fact when signing and must, unless waived by the Company, submit evidence satisfactory to the Company of their authority to so act along with this Consent.

6. Irrevocable Nature of Consent. In connection with the Solicitation, Holders cannot revoke consents once delivered. Each properly executed and delivered Consent by a Holder will be counted notwithstanding any subsequent extension of the Expiration Date.

7. Waiver of Conditions; Amendment of Terms; Termination. The Company reserves the right, subject to the terms set forth in the Statement, in its sole discretion: (i) to terminate or amend, waive or modify any of the terms of the Solicitation, including increasing the Consent Fee or Retail Processing Fee, or changing the Record Date, at any time on or prior to the Expiration Date and for any reason, by giving notice to the Solicitation Agent and the Information and Tabulation Agent; (ii) to extend the Solicitation for any reason; and (iii) not to extend the Solicitation beyond the original Expiration Date or any date to which the Solicitation has been previously extended.

If the Company, in its sole determination, makes a material change in the terms of the Solicitation or in the information concerning the Solicitation or if it waives a material condition to the Solicitation, or terminates the Solicitation prior to the Expiration Date, it will disclose such change or waiver in a public announcement and, if required by applicable law, disseminate additional solicitation materials. However, if a Specified Material Event occurs, the Company will notify the Information and Tabulation Agent and the Solicitation Agent of such Specified Material Event and, thereafter, disseminate additional solicitation materials such that Holders will be given an opportunity to change their previously delivered Consent and deliver a new Consent in connection with such Specified Material Event.

8. Requests for Assistance or Additional Copies.

Any questions or requests for assistance in filling out and delivering the Consent or for additional copies of the Statement or the Consent and other related documents may be directed to the Information and Tabulation Agent at its address, telephone number or e-mail address set forth on the back cover of the Statement or the front page of the Consent. A Holder (or a beneficial owner that is not a Holder) may also contact the Solicitation Agent at its telephone number set forth on the back cover of the Statement or its broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Solicitation.

9. Transfer Taxes. The Company will not pay or cause to be paid any transfer taxes with respect to the Solicitation.

10. Withholding Tax; Internal Revenue Service Forms. To avoid the application of 28% backup withholding on any payments made to Consenting Holders (or other payees), each Consenting Holder (or other payee) should complete and provide to the Information and Tabulation Agent Internal Revenue Service (“IRS”) Form W-9, in the case of a Holder that is a U.S. Person (as defined below) (a “U.S. Holder”), or an IRS Form W- 8BEN or other appropriate IRS Form W-8, in the case of a Holder that is not a U.S. Person (a “Non-U.S. Holder”). For purposes of IRS Form W-9, a U.S. Person is an individual who is a U.S. citizen or U.S. resident alien, a partnership, corporation or association created or organized in the United States or under the laws of the United States, or any political subdivision thereof, an estate the income of which is subject to U.S. federal income tax regardless of its source, or a trust if a U.S. court is able to exercise primary supervision over the trust and U.S. Persons have authority to control all substantial decisions of the trust. U.S. Holders may obtain an IRS Form W-9 and instructions from the Information and Tabulation Agent or from the IRS’s website (http://www.irs.gov).

Each U.S. Holder, when completing an IRS Form W-9, is required to provide the U.S. Holder’s correct taxpayer identification number (“TIN”) (generally the U.S. Holder’s Social Security or Employer Identification

Number), along with certain other information, and to certify under penalties of perjury that the U.S. Holder is a U.S. Person, that such TIN is correct (or that such U.S. Holder is awaiting a TIN) and that the U.S. Holder is not subject to backup withholding. Alternatively, a U.S. Holder can prevent backup withholding by providing a basis for exemption from backup withholding. Failure to provide the correct information on IRS Form W-9 or an adequate basis for an exemption from the obligation to provide such information may subject the tendering U.S. Holder to a $50 penalty imposed by the IRS and backup withholding at a rate of 28% of the gross proceeds paid pursuant to the Statement. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders should not complete IRS Form W-9. Instead, each Non-U.S. Holder should complete an IRS Form W-8BEN (or other appropriate type of IRS Form W-8). In the case of Non-U.S. Holders for which IRS Form W-8BEN is the appropriate form, IRS Form W-8BEN requires a Non-U.S. Holder to provide such Non-U.S. Holder’s name and address, along with certain other information, and to certify, under penalties of perjury, that such Non-U.S. Holder is not a U.S. Person. Non-U.S. Holders may obtain an IRS Form W-8BEN and instructions (or other appropriate IRS Form W-8) from the Information or Tabulation Agent or from the IRS’s website (http://www.irs.gov).

Failure to include a properly completed Form W-9 or IRS Form W-8 may result in the application of U.S. backup withholding.

A Consent Fee paid to a Non-U.S. Holder will be subject to 30% U.S. federal withholding tax unless the Non-U.S. Holder provides a properly executed IRS Form W-8BEN claiming a reduction of or exemption from such withholding tax under the “business profits,” “other income” or similar article of a U.S. income tax treaty or provides a properly executed IRS Form W-8ECI claiming that the Consent Fee is effectively connected with the conduct of a trade or business in the United States. In addition, payments attributable to accrued but unpaid stated interest made to a Non-U.S. Holder will be subject to 30% U.S. federal withholding tax unless the Non-U.S. Holder provides proper certification on an applicable IRS Form W-8. Please see “Certain U.S. Federal Income Tax Consequences” in the accompanying Statement.

Treasury Department Circular 230 Disclosure: Any discussion of tax issues set forth in this Consent was written in connection with the promotion and marketing of the transactions described in this Consent. Such discussion was not intended or written to be used, and it cannot be used, by any person for the purpose of avoiding any tax penalties that may be imposed on such person. Each Holder should seek advice based on its particular circumstances from an independent tax adviser.